UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Doral Financial Corporation
(Name of Registrant as Specified in its Charter)
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1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717
July [12], 2011

Dear Preferred Shareholder:

You are cordially invited to attend the Special Meeting of the Preferred Stockholders of Doral Financial Corporation (“Doral Financial”) to be held at [ • ] on August [ • ], 2011. The meeting will begin promptly at [ • ] EST. The attached notice of special meeting and proxy statement describe the business to be conducted at the Special Meeting and provide information about Doral Financial that you should consider when you vote your shares.

At the special meeting, you are being asked to elect two directors (the “Preferred Directors”) to our Board of Directors pursuant to the terms of the respective Certificates of Designations for the Doral Financial 7.00% Non-cumulative Monthly Income Preferred Stock, Series A (the “Series A Preferred Stock”); 8.35% Non-cumulative Monthly Income Preferred Stock, Series B (the “Series B Preferred Stock”); 7.25% Non-cumulative Monthly Income Preferred Stock, Series C (the “Series C Preferred Stock”) and 4.75% Perpetual Cumulative Convertible Preferred Stock (the “Cumulative Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”). The six persons set forth in the enclosed proxy statement have been nominated by holders of our Preferred Stock in accordance with the requirements for nominees of directors set forth in our By-laws and other applicable requirements, and all of them are being presented as shareholder nominees for the election of the two Preferred Directors.

Only holders of record of our Preferred Stock as of the close of business on June 13, 2011 are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. A list of these Preferred Stockholders will be available for inspection for a period of ten days prior to the Special Meeting at the office of Doral Financial on the ninth floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, and will also be available for inspection at the meeting itself.

Preferred Stockholders are urged to review carefully the enclosed proxy statement and complete, sign and return a copy of your proxy card in the envelope provided, even if you plan to attend the meeting. YOUR VOTE IS IMPORTANT. The prompt return of your proxy card will ensure that your vote is counted. Please note that sending us your proxy will not prevent you from voting in person at the meeting if you so desire.

Doral Financial anticipates that the proxy statement and the accompanying form of proxy will be mailed to the Preferred Stockholders on or about July 12, 2011.

We appreciate your support.

Sincerely,

Glen R. Wakeman
President and Chief Executive Officer

1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

NOTICE OF SPECIAL MEETING OF PREFERRED STOCKHOLDERS
To Be Held On August [ • ], 2011

The Special Meeting of the Preferred Stockholders of Doral Financial Corporation (“Doral Financial”) will be held at [ • ] on August [ • ], 2011, beginning at [ • ] EST, to vote on the election of two directors to serve until such time as all dividends on the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock have been declared and paid in full for twelve consecutive monthly dividend periods and all accrued and unpaid dividends on the Cumulative Preferred Stock have been declared and paid in full.

Only holders of record of Doral Financial 7.00% Non-cumulative Monthly Income Preferred Stock, Series A, liquidation preference of $50.00 per share (the “Series A Preferred Stock”); 8.35% Non-cumulative Monthly Income Preferred Stock, Series B, liquidation preference of $25.00 per share (the “Series B Preferred Stock”); 7.25% Non-cumulative Monthly Income Preferred Stock, Series C, liquidation preference of $25.00 per share (the “Series C Preferred Stock”) and 4.75% Perpetual Cumulative Convertible Preferred Stock, liquidation preference of $250.00 per share (the “Cumulative Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”) as of the close of business on July [ • ], 2011 are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. A list of these Preferred Stockholders will be available for inspection for a period of ten days prior to the Special Meeting at the office of Doral Financial on the ninth floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, and will also be available for inspection at the meeting itself.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By order of our Board of Directors,

Enrique R. Ubarri, Esq.
Secretary

Dated: July [12], 2011

i

Doral Financial Corporation
1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

PROXY STATEMENT

This proxy statement contains important information related to the special meeting of the Preferred Stockholders of Doral Financial Corporation (“Doral Financial”, the “Company”, “we”, “us” or “our”) to be held at [ • ] on August [ • ], 2011, beginning at [ • ] EST, or any adjournments or postponements thereof. Doral Financial anticipates that this proxy statement and the accompanying form of proxy will be mailed to the Preferred Stockholders on or about July [ • ], 2011.

GENERAL QUESTIONS ABOUT THE SPECIAL MEETING

Why Did I Receive this Proxy Statement?

You received this proxy statement and the enclosed proxy card because our Board of Directors has determined to convene a special meeting of the holders of our Preferred Stock to elect two directors to our Board of Directors.

The holders of our 7.00% Non-cumulative Monthly Income Preferred Stock, Series A, liquidation preference of $50.00 per share (the “Series A Preferred Stock”); 8.35% Non-cumulative Monthly Income Preferred Stock, Series B, liquidation preference of $25.00 per share (the “Series B Preferred Stock”); 7.25% Non-cumulative Monthly Income Preferred Stock, Series C, liquidation preference of $25.00 per share (the “Series C Preferred Stock” and together with the Series A Preferred Stock and the Series B Preferred Stock, the “Non-Cumulative Preferred Stock”) are entitled to receive, when, as and if declared, dividends payable in arrears on the last day of each calendar month. The holders of our 4.75% Perpetual Cumulative Convertible Preferred Stock, liquidation preference of $250.00 per share (the “Cumulative Preferred Stock” and, together with the Non-Cumulative Preferred Stock, the “Preferred Stock”) are entitled to receive, when as and if declared, dividends payable in arrears on the fifteenth day of March, June, September and December of each year.

Pursuant to the terms of the respective Certificates of Designation for the Non-Cumulative Preferred Stock (the “Non-Cumulative Preferred Stock Certificates of Designation”), as set forth in the Company’s Composite Certificate of Incorporation, which is attached as Exhibit 3.1(J) of the Company’s Annual Report on Form 10-K filed with the Commission on March 30, 2008 and incorporated by reference herein (the “Certificate of Incorporation”), if Doral Financial does not declare and pay dividends in full on the Non-Cumulative Preferred Stock for eighteen consecutive monthly dividend periods, the holders of the Non-Cumulative Preferred Stock have the right, together with the holders of any other shares of stock of the Company having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting together as a single class, to elect two additional directors (the “Preferred Directors”) to our Board of Directors. Pursuant to the terms of the Certificate of Designation for the Cumulative Preferred Stock (the “Cumulative Preferred Stock Certificate of Designation” and, together with the Non-Cumulative Preferred Stock Certificates of Designation, the “Certificates of Designation”), as set forth in the Certification of Incorporation, if at any time dividends on any shares of Cumulative Preferred Stock, Non-Cumulative Preferred Stock or any other class or series of capital stock of the Company, the terms of which expressly provide that such class or series ranks on parity with the Cumulative Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Company, shall be in arrears for consecutive dividend periods containing in the aggregate a number of days equal to six fiscal quarters, the holders of the Cumulative Preferred Stock (voting separately as a class with all other series of preferred stock ranking on parity with the Cumulative Preferred Stock upon which like voting rights have been conferred and are exercisable) are entitled to elect two Preferred Directors to our Board of Directors.

On March 20, 2009, our Board of Directors announced that it had suspended the declaration and payment of all dividends on the Non-Cumulative Preferred Stock and the Cumulative Preferred Stock. The suspension of dividends for our Non-Cumulative Preferred Stock was effective and commenced with the dividends for the month of April 2009. The suspension of dividends for our Cumulative Preferred Stock was effective and commenced with the dividends for the quarter commencing in April 2009. Since we have not declared and paid dividends in full on the Non-Cumulative Preferred Stock for eighteen consecutive monthly dividend periods, or declared and paid dividends in full on our Cumulative Preferred Stock for consecutive dividend periods containing in the aggregate a number of a days equal to six fiscal quarters, the holders of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Cumulative Preferred Stock, all acting together as a single class, have the right to elect the Preferred Directors.

Our Board of Directors has received nominations for the six nominees named below from holders of our Preferred Stock for election as Preferred Directors, which nominations met the requirements for nominations of directors of our By-Laws and other applicable requirements. These six nominees, all of which were nominated by holders of our Preferred Stock, are being presented as shareholder nominees for the election of the two directors that will serve as Preferred Directors until such time as all dividends on the Non-Cumulative Preferred Stock have been declared and paid in full for twelve consecutive monthly dividend periods and all accrued and unpaid dividends on the Cumulative Preferred Stock have been declared and paid in full:

David Basner
Eileen Bermingham
Gregory T. Hradsky
Charles Lemonides
Lloyd Sems
Steven Zell

What information is contained in the Proxy Statement?

The information in this proxy statement relates to the election of the Preferred Directors at the Special Meeting, the voting process, our Board of Directors, the committees of our Board of Directors, the compensation of directors and executive officers and other required information.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote at the Special Meeting.

What am I being asked to vote on at the Special Meeting?

You will be asked at the Special Meeting to elect two (2) Preferred Directors to the Board of Directors of Doral Financial.

Proxies solicited hereby may only be exercised at the Special Meeting, or any adjournments or postponements thereof, and will not be used for any other purpose.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares of Preferred Stock are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, LLC (“BNY Mellon”), you are considered the “shareholder of record” with respect to those shares. The proxy materials have been sent directly to you by us.

If your shares of Preferred Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the proxy or voting instructions included in the proxies for the series of Preferred Stock you own or voting instructions included in the proxy materials you received.

Who is entitled to vote?

Only holders of record of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Cumulative Preferred Stock as of the close of business on July [•], 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. As of the close of business on the Record Date, there were 950,166 shares of Series A Preferred Stock outstanding, with a liquidation preference of $50.00 per share and an aggregate liquidation preference of $47,508,300; 1,331,694 shares of Series B Preferred Stock outstanding, with a liquidation preference of $25.00 per share and an aggregate liquidation preference of $33,292,350; 2,716,005 shares of Series C Preferred Stock outstanding, with a liquidation preference of $25.00 per share and an aggregate liquidation preference of $67,900,125; and 813,526 shares of Cumulative Preferred Stock outstanding, with a liquidation preference of $250.00 per share and an aggregate liquidation preference of $203,381,500. The total outstanding liquidation preference of the Preferred Stock as of the close of business on the Record Date was $352,082,275.

Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee) and you wish to personally vote at the Special Meeting, you will need to bring appropriate documentation from your broker, bank or other nominee.

What is our Board of Directors’ recommendation?

Our Board of Directors is not making any recommendation with respect to any of the nominees for Preferred Director. If you do not give instructions regarding a vote for any of the Preferred Director nominees , the persons named as proxy holders on the proxy card will not vote with respect to any of the nominees.

What constitutes a quorum for the Special Meeting?

Pursuant to the terms of the Certificates of Designations, the presence at the Special Meeting, in person or by proxy, of the holders of shares of Preferred Stock representing a majority of the total outstanding liquidation preference of the Preferred Stock on the Record Date will constitute a quorum, permitting the Special Meeting to conduct its business. As of the Record Date, the total outstanding liquidation preference of the Preferred Stock was $352,082,275. Proxies received but marked as abstentions and broker non-votes, if any (see below), as well as proxies marked “FOR” more than two (2) Preferred Director nominees, will be included in the calculation of the amount of liquidation preference considered to be present at the Special Meeting for purposes of determining the presence of a quorum.

What are “broker non-votes”?

A “broker non-vote” occurs when a beneficial owner of shares held in street name does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and, pursuant to a recent amendment to the NYSE rules, executive compensation.

How do I vote?

You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting for the election of any of the Preferred Directors nominees. You are instructed to vote “FOR” with respect to not more than two (2) Preferred Director nominees and any proxy card marked “FOR” with respect to more than two (2) Preferred Director nominees will not be voted with respect to any of the nominees, although it will be counted for the purposes of determining the presence of a quorum. If you complete and properly sign the accompanying proxy card for each of the series of Preferred Stock you own and return them to Doral Financial, they will be voted as you direct. Alternatively, in lieu of signing the accompanying proxy card and returning it to Doral Financial, registered shareholders can vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. If you are a registered shareholder of record and attend the Special Meeting, you may deliver your completed proxy card(s) in person. A proxy may be revoked at any time prior to the voting at the Special Meeting by submitting a later dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of such revocation to the Secretary of Doral Financial. You may also revoke your proxy or proxies by attending the Special Meeting and voting in person.

“Street name” shareholders who wish to vote at the Special Meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares. “Street name” holders may vote by telephone or the Internet if their banks, brokers or other nominees make those methods available. If that is the case, each bank, broker or other nominee will enclose instructions with the proxy statement. “Street name” holders should also follow the instructions provided by their broker, bank or other nominee to revoke their proxy or proxies.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy or proxies, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Doral Financial either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders with respect to your proxy will be suspended if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy.

How many votes do I have?

For the election of the Preferred Directors, your vote will be based on the number of shares of Preferred Stock you vote at the Special Meeting and the liquidation preference per share of the Preferred Stock you vote. Because the voting power of shares of Preferred Stock with respect to the election of Preferred Directors is based upon the liquidation preference of the Preferred Stock and because the liquidation preference per share varies between the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Cumulative Preferred Stock, the voting power per share of each series of Preferred Stock with respect to the election of the Preferred Directors varies in relation to the voting power of the other series of Preferred Stock. The Series A Preferred Stock, with a liquidation preference of $50.00 per share, has the equivalent voting power per share of 2 shares of the Series B Preferred Stock and the Series C Preferred Stock, respectively, and 0.20 shares of Cumulative Preferred Stock. The Series B Preferred Stock, with a liquidation preference of $25.00 per share, has the equivalent voting power per share of 0.50 shares of the Series A Preferred Stock, 1 share of the Series C Preferred Stock, and 0.10 shares of Cumulative Preferred Stock. The Series C Preferred Stock, with a liquidation preference of $25.00 per share, has the equivalent voting power per share of 0.50 shares of the Series A Preferred Stock, 1 share of the Series B Preferred Stock and 0.10 shares of Cumulative Preferred Stock. The Cumulative Preferred Stock, with a liquidation preference of $25.00 per share, has the equivalent voting power per share of 5 shares of the Series A Preferred Stock and 10 shares of the Series B Preferred Stock and the Series C Preferred Stock, respectively.

What vote is required to approve the election of the Preferred Directors?

Election of Preferred Directors.  The affirmative vote of the holders of shares of Preferred Stock representing a majority of the total outstanding liquidation preference of the Preferred Stock as of Record Date is required for the election of the Preferred Directors. Therefore, the two nominees that receive the highest number of votes “FOR” (calculated on the basis of the aggregate liquidation preference of such votes), provided that each of these two nominees has also received the affirmative vote of holders of shares of Preferred Stock representing at least a majority of the total outstanding liquidation preference of the Preferred Stock as of Record Date, will be elected as the Preferred Directors. In the event that any of the two of the nominees that receive the highest number of votes “FOR” (calculated on the basis of the aggregate liquidation preference of such votes) is not duly elected because such nominee does not also receive the affirmative vote of holders of shares of Preferred Stock representing at least a majority of the total outstanding liquidation preference of the Preferred Stock as of the Record Date, the Board of Directors of the Company will determine in its discretion whether any Preferred Directors will be appointed.

A properly executed proxy marked “ABSTAIN” with respect to the election of one or more of the Preferred Directors nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the election of one or more of the Preferred Directors nominees.

An otherwise properly executed proxy marked “FOR” with respect to the election of more than two (2) Preferred Director nominees will not be voted with respect to any of the nominees, although it will be counted for the purposes of determining the presence of a quorum. Marking a proxy “FOR” with respect to the election of more than two (2) Preferred Director nominees will have the same effect as a vote “AGAINST” the election of all of the Preferred Director nominees.

What Appraisal Rights Would I Have as a Dissenter?

Under Puerto Rico law, the Preferred Stockholders are not entitled to appraisal rights on the proposal referred to herein.

Who will bear the costs of our soliciting proxies for the Special Meeting?

We will bear the cost of soliciting proxies for the Special Meeting. The expense of preparing, assembling, printing and mailing this proxy statement and the materials used in our solicitation of proxies also will be borne by us. We do not intend to solicit proxies otherwise than by the use of the mails. Proxy material will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Who will count the vote?

Representatives of our transfer agent, BNY Mellon, will tabulate the votes and act as inspectors of election.

What happens if the Special Meeting is postponed or adjourned?

Your proxy or proxies will still be effective and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy or proxies until it is voted.

Other Information

Our Annual Report on Form 10-K for the year ended December 31, 2010 (which includes our audited financial statements for the year ended December 31, 2010, duly certified by PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ended December 31, 2010) accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

Please contact Christopher Poulton, our Executive Vice President and Chief Business Development Officer, at (212) 329-3794, if you need directions to be able to attend the Special Meeting and vote in person.

The contents of our corporate website (http://www.doralfinancial.com) are not incorporated by reference into this Proxy Statement.

The Company and its shareholders are subject to various regulatory requirements. Please consult your legal advisors with respect to such requirements.

SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND PRINCIPAL HOLDERS

The following table shows the amount of our common stock beneficially owned by each shareholder known by us to own beneficially more than 5% of our common stock as of July [ • ], 2011:

	Amount and Nature	Percent
	of Beneficial	of
Name and Address of Beneficial Owner	Ownership(1)	Class(2)

Marathon Asset Management, L.P.(3) One Bryant Park, 38th Floor New York, NY 10036	7,698,633	6.0%
Anchorage Capital Group, L.L.C.(4) 610 Broadway, 6th Floor New York, NY 10012	7,617,898	6.0%
Eton Park Capital Management, L.P.(5) 399 Park Ave, 10th Floor New York, NY 10022	8,444,354	6.63%
Rima Management, LLC
Richard Mashaal 110 East 55th Street, Suite 1600 New York, New York 10022	6,480,159	5.09%

(1)	This information is based solely upon the filings made by such entities with the Securities and Exchange Commission (the “SEC”) pursuant to section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	This percentage is calculated on the basis of the total number of our shares of common stock outstanding as of April 22, 2011.

(3)	Information is based upon statements filed on Schedule 13D/A with the SEC on November 15, 2010 by Marathon Asset Management, L.P., which has sole voting and dispositive power with respect to 7,698,633 shares.

(4)	Information is based upon statements filed on Schedule 13G with the SEC on February 14, 2011 by Anchorage Capital Group, L.L.C., which has sole voting and dispositive power with respect to 7,617,898 shares.

(5)	Information is based upon statements filed on Schedule 13G with the SEC on August 13, 2010 by Eton Park Capital Management, L.P., which has sole voting and dispositive power with respect to 8,444,354 shares.

(6)	Information is based upon statements filed on Schedule 13G with the SEC on May 2, 2011 by Rima Management, LLC and Richard Mashaal, which have sole voting and dispositive power with respect to 6,480,159 shares.

As of July [ • ], 2011, all of the shares of our Preferred Stock were held in street name by Depository Trust & Clearing Corporation. Any statement in this Proxy Statement as to the number, class or series of Preferred Stock held by any Preferred Stockholder is based on information provided to the Company by such Preferred Stockholder and such information has not been independently verified by the Company.

The following table shows, as of July [ • ], 2011, the amount of our common stock beneficially owned (unless otherwise indicated in the footnotes) by (1) each existing director or nominee for Preferred Director, (2) each of our named executive officers (including two former executive officers) and (3) all of our directors, nominees, executive officers, and former executive officers as a group. The information is based on reports filed with the SEC and information provided by the persons named below. No director, nominee or executive officer owned shares of our Preferred Stock as of such date.

Our “named executive officers” as used herein refers to (i) Glen R. Wakeman, the President and Chief Executive Officer during fiscal year 2010; (ii) Robert E. Wahlman, the Executive Vice President and Chief Financial and Investment Officer during fiscal year 2010; (iii) Christopher Poulton, the Executive Vice President and Chief Business Development Officer, Enrique R. Ubarri, the Executive Vice President and General Counsel, and Laura Vázquez, Senior Vice President, Controller and Principal Accounting Officer, the three most highly-compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of fiscal year 2010 and whose salary and bonus exceeded $100,000; and (iv) Lesbia Blanco and Paul Makowski, for whom disclosure would have been provided pursuant to (iii) but for the fact that they were not serving as executive officers of Doral Financial at the end of the last completed fiscal year.

	Amount and Nature	Percent
	of Beneficial	of
Name of Beneficial Owner	Ownership(1)	Class(5)

Directors
Dennis G. Buchert	—	**
James E. Gilleran	10,000	**
Douglas L. Jacobs	3,936	**
David E. King	—	**
Gerard L. Smith	25,000	**
Nominees for Preferred Director
David Basner	—	**
Eileen Bermingham	—	**
Gregory T. Hradsky	—	**
Charles Lemonides	—	**
Lloyd Sems	—	**
Steven Zell	—	**
Management (including former executive officers)		**
Glen R. Wakeman*	349,401	**
Robert E. Wahlman	50,105	**
Christopher C. Poulton	11,605	**
Enrique R. Ubarri	22,963	**
Laura Vázquez	—	**
Lesbia Blanco(2)(3)	11,559	**
Paul Makowski(4)	7,654	**
All directors, nominees, executive officers and former executive officers as a group, consisting of 18 persons, including those named above	492,223	**

*	Mr. Wakeman is also a director of Doral Financial.

**	Represents less than 1% of Doral Financial’s outstanding common stock.

(1)	Except as noted in the footnotes below, the information is based on the SEC’s definition of “beneficial ownership,” which is broader than ownership in the usual sense. For example, under SEC rules you beneficially own stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee or a contract or an understanding) have or share the power to vote the stock or to sell it, or if you have the right to acquire it within 60 days. The amount of beneficial ownership does not include restricted shares of named executive officers and directors that have not yet vested.

(2)	Includes 105 shares owned by spouse.

(3)	Ms. Blanco served as an executive officer of the Company until October 19, 2010.

(4)	Mr. Makowski served as an executive officer of the Company until November 12, 2010.

(5)	This percentage is calculated on the basis of the total number of our shares of common stock outstanding as of July [ • ], 2011. Shares of common stock subject to options that are exercisable within 60 days following July [ • ], 2011 are deemed outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of the person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

ELECTION OF PREFERRED DIRECTORS AND RELATED MATTERS

Election of Preferred Directors

Our bylaws provide that our Board of Directors shall consist of not fewer than five and not more than thirteen directors, as shall be fixed from time to time by our Board of Directors. Subject to the conditional increase in the size of our Board of Directors in connection with the election of the two Preferred Directors at the Special Meeting, the number of members of our Board of Directors has been fixed at six directors. At the Special Meeting, two (2) Preferred Directors are proposed to be elected by the holders of our Preferred Stock. If the two Preferred Directors are elected at the Special Meeting, the number of members of our Board of Directors will be fixed at eight directors.

Pursuant to the terms of the Non-Cumulative Preferred Stock Certificates of Designation, if Doral Financial does not declare and pay dividends in full on the Non-Cumulative Preferred Stock for eighteen consecutive monthly dividend periods, the holders of the Non-Cumulative Preferred Stock have the right, together with the holders of any other shares of stock of the Company having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting together as a single class, to elect two Preferred Directors to our Board of Directors. Pursuant to the terms of the Cumulative Preferred Stock Certificate of Designation, if at any time dividends on any shares of Cumulative Preferred Stock, Non-Cumulative Preferred Stock or any other class or series of capital stock of the Company, the terms of which expressly provide that such class or series ranks on parity with the Cumulative Preferred Stock as to dividends rights and rights on liquidation, winding up and dissolution of the Company, shall be in arrears for consecutive dividend periods containing in the aggregate a number of days equal to six fiscal quarters, the holders of the Cumulative Preferred Stock (voting separately as a class with all other series of preferred stock ranking on parity with the Cumulative Preferred Stock upon which like voting rights have been conferred and are exercisable) are entitled to elect two Preferred Directors to our Board of Directors.

On March 20, 2009, our Board of Directors announced that it had suspended the declaration and payment of all dividends on the Non-Cumulative Preferred Stock and the Cumulative Preferred Stock. The suspension of dividends for our Non-Cumulative Preferred Stock was effective and commenced with the dividends for the month of April 2009. The suspension of dividends for our Cumulative Preferred Stock was effective and commenced with the dividends for the quarter commencing in April 2009. Since we have not declared and paid dividends in full on the Non-Cumulative Preferred Stock for eighteen consecutive monthly dividend periods, or declared and paid dividends in full on our Cumulative Preferred Stock for consecutive dividend periods containing an aggregate number of a days equivalent to six fiscal quarters, the holders of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Cumulative Preferred Stock, all acting together as a single class, have the right to elect the Preferred Directors.

Our Board of Directors has received nominations for the six nominees named below from holders of our Preferred Stock for election as Preferred Directors, which nominations met the requirements for nominations of directors of our By-Laws and other applicable requirements. These six nominees, all of which were nominated by holders of our Preferred Stock, are being presented by our Board of Directors as nominees for the election of the two directors that will serve as Preferred Directors until such time as all dividends on the Non-Cumulative Preferred Stock have been declared and paid in full for twelve consecutive monthly dividend periods and all accrued and unpaid dividends on the Cumulative Preferred Stock have been declared and paid in full.

Each of the nominees has agreed to serve as a Preferred Director until such time as all dividends on the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock have been declared and paid in full for twelve consecutive monthly dividend periods and all accrued and unpaid dividends on the Cumulative Preferred Stock have been declared and paid in full. If any of them should become unable to serve as a Preferred Director prior to the Special Meeting, his or her nomination will not be considered at the Special Meeting. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as Preferred Director if elected.

There are no arrangements or understandings between us and any of the nominees for Preferred Director pursuant to which such person has been elected a director or nominated as a Preferred Director. There are no family relationships between any of the Preferred Director nominees and any of our executive officers.

The following table sets forth, as of July [ • ], 2011, certain information with respect to each nominee for Preferred Director.

Principal Occupation, Business Experience,
Name and Age	Qualifications and other Information

David Basner Age 46	President, Portfolio Manager of TAG Relative Value Fund since 2002. Mr. Basner has over 20 years’ experience in asset management, private equity investing and investment banking, working with both institutional and high net worth clients. As CEO of TAG Associates, Mr. Basner has responsibility for all aspects of the company’s business, including investment management. He received a B.A. from the University of Pennsylvania in 1987 and an MBA from the Wharton School of the University of Pennsylvania in 1988.
Mr. Basner was nominated by Senvest International, LLC, which, along with an affiliated investment partnership Senvest Master Fund, LP, of which Senvest serves as investment manager (together “Senvest”), holds controlling and voting authority over 140,149 shares of the Series A Preferred Stock, 215,428 shares of the Series B Preferred Stock and 515,082 shares of the Series C Preferred Stock. Senvest has informed the Company that it believes that Mr. Basner has invaluable experience as an investment banker and as the CEO of a large money manager. As an investment banker, Mr. Basner has more than 13 years of experience in advising companies on their financing strategies and assisting them in raising capital as well as in providing advice on mergers and acquisitions. Senvest further believes that Mr. Basner’s corporate finance and mergers and acquisitions transactional experience will prove useful to the Company as continued consolidation of the Puerto Rico banking sector is likely. Senvest also believes that as the CEO of a $6.5 billion money manager, Mr. Basner has a deep understanding of asset allocation, investment and risk management and the analysis of risk-reward and his direct experience will help the Company in assessing all of its Board-level investment and business development decisions. Finally, Senvest notes that Mr. Basner has two academic degrees including an MBA from one of the nation’s most distinguished business schools.
Eileen Bermingham Age 50	Portfolio Manager, Loews/CNA Financial since 1994. Ms. Bermingham manages the structured credit portfolios and is currently responsible for $9 billion in fixed income investments including Agency and Non-agency residential mortgages, Asset-Backed securities and Commercial Real Estate securities. Prior to joining Loews, Ms. Bermingham worked at Cowen Asset Management as an MBS portfolio manager. Prior to joining Cowen Asset Management, Ms. Bermingham worked at the General Electric Company where she participated in the Technical Marketing Program and the Marine and Defense Facilities Sales force. Ms. Bermingham received a B.S. in Electrical Engineering in 1982 from Lafayette College, Easton, PA and an MBA with a concentration in finance from the University of Chicago Booth School of Business in 1988.
Ms. Bermingham was nominated by Senvest. Senvest has informed the Company that it believes Ms. Bermingham has invaluable experience as a fixed income manager at Loews Corporation, one of the largest and most respected insurance companies globally, where she has worked for more than 17 years. Senvest further believes that Ms. Bermingham’s long tenure at Loews demonstrates her capabilities as a successful fixed income manager. Moreover, Loews has entrusted her with significant responsibility as a portfolio manager of approximately $9 billion in assets, further evidence of her skill. Senvest also believes that she has direct experience in allocating capital and making investment decisions based on a strong understanding of fundamental credit analysis of agency and non-agency residential mortgage securities, commercial real estate mortgages and other asset backed securities. This experience will prove invaluable to the Company given its sizable exposure to fixed income securities; its relatively new syndicated loan initiative; and its residential mortgage whole loan portfolio. Finally, Senvest also notes that she has two academic degrees including an MBA from one of the nation’s most distinguished business schools.

Principal Occupation, Business Experience,
Name and Age	Qualifications and other Information

Gregory T. Hradsky Age 51	Independent financial consultant since February 2006. Mr. Hradsky has served on the Board of Directors of Cyclacel Pharmaceuticals, Inc. since May 2011. He has also served on the Board of Directors of Sielox, Inc. since June 2008, where he is Chairman of the Audit Committee. Between May 2003 and February 2006, Mr. Hradsky was a Vice President of Avenue Capital Group, a global investment firm. From 1999 until 2003, Mr. Hradsky was the founder and Managing Partner of Bellport Capital, an investment firm specializing in distressed securities. Prior to that, Mr. Hradsky was a Managing Director and Head of the Distressed Securities Group at UBS Securities LLC from 1993 until 1998. Mr. Hradsky joined UBS in 1991 as a research analyst focusing on distressed credits. Prior to UBS, Mr. Hradsky was a member of the Distressed Securities Group and the High Yield Research Department at the First Boston Corporation from 1988 to 1991. He began his career at T. Rowe Price Associates in 1983 and worked in the Fixed Income Department until 1986. Mr. Hradsky has a B.A. from Loyola College in Maryland and a M.B.A. from the Wharton School of the University of Pennsylvania.
Mr. Hradsky was nominated by Mr. Lloyd I. Miller, who holds controlling and voting authority over 28,453 shares of the Series A Preferred Stock, 44,070 shares of the Series B Preferred Stock, 35,105 shares of the Series C Preferred Stock and 273,946 shares of the Cumulative Preferred Stock. Mr. Miller has informed the Company that he believes that Mr. Hradsky, if elected, would lead efforts to enhance stockholder value, be committed to act in the best interests of the Company’s stockholders and, subject to Mr. Hradsky duties as a director of the Company, pursue the generation of cash flow and payment of dividends on the Preferred Stock. Mr. Miller further believes that Mr. Hradsky has particular expertise in financial structuring and investments. He also believes that Mr. Hradsky will seek to improve the Company’s capital structure and work toward achieving profitability for the benefit of the stockholders.
Charles Lemonides Age 48	Principal and Chief Investment Officer of ValueWorks LLC since 2001; Managing Member of ValueWorks General Partners LP since 2006. Partner and Chief Investment Officer at M&R Capital from 1999. Managing Director and Chief Investment Officer of Sterling Advisors (an independent Investment advisor at Gruntal & Co.) from 1995. Mr. Lemonides is the Chairman of the Board of ENACT a non-profit dedicated to help New York City public school students learn social, emotional and behavioral skills through creative drama and drama therapy techniques. Mr. Lemonides began his career at Gruntal & Co. in the research department in 1986. Mr. Lemonides received his Bachelor’s degree in History from Vassar College and pursued graduate studies in Economics at New York University. He received his Chartered Financial Analyst designation in 1989 and is a member of the New York Society of Security Analysts.
Mr. Lemonides was nominated by ValueWorks, LLC, a Delaware company and Registered Investment Advisor (“ValueWorks”) and holder of controlling and voting authority over 7,420 shares of Cumulative Preferred Stock. ValueWorks has informed the Company that it believes that Mr. Lemonides’ experience with investments, corporate finance, financial reporting, mergers and acquisitions, and management of financial institutions will provide the Board of Directors and the Company access to an individual with exceptional leadership capabilities and the ability to make substantial contributions to the Board of Directors.
Mr. Lemonides is the owner of ValueWorks, LLC, and is compensated based on the performance of that entity. This relationship will continue unchanged in the event that he is elected to the Board of Directors.

Principal Occupation, Business Experience,
Name and Age	Qualifications and other Information

Lloyd Sems Age 39	Founder and President of Sems Capital, LLC and Capital Edge, LLC, since October 2003. Mr. Sems has served on the board of directors of Selectica, Inc. since June 2, 2008 and as Chairperson of the Nominating/Corporate Governance Committee of the Selectica Board since 2009. Mr. Sems has also served on the Board of Directors of Sport-Haley, Inc. (OTC Pink Sheets: SPOR) since April 2009. Previously, he served on the Board of Directors of EMAK Worldwide, Inc. from February 2010 to April 2010 and served as Director of Research and Portfolio Manager for Watchpoint Asset Management. Mr. Sems holds a Bachelor of Science degree in Business Administration and Finance from Albright College.
Mr. Sems was nominated by Mr. Lloyd L. Miller. Mr. Miller has informed the Company that he believes that Mr. Sems. if elected, would lead efforts to enhance stockholder value, be committed to act in the best interests of the Company’s stockholders and, subject to Mr. Sems duties as a director of the Company, pursue the generation of cash flow and payment of dividends on the Preferred Stock. Mr. Miller further believes that Mr. Sems has extensive experience enhancing corporate governance and technology development. He also believes that Mr. Sems will seek to improve the Company’s capital structure and work toward achieving profitability for the benefit of the stockholders.
Steven Zell Age 41	Chief Operating Officer and Director of Sales and Marketing of ValueWorks LLC since 2002. Chief Operating Officer and Chief Financial Officer of ValueWorks Limited Partners LP; Vice President of Operations, Worldwide Xceed Group from 2000 to 2002. Mr. Zell earned an MBA with a concentration in Finance from New York University’s Stern School of Business, and an LL.B from City University in London, England. He also received Bachelor’s degrees in Philosophy and Math from St. John’s College in Santa Fe, New Mexico.
Mr. Zell was nominated by ValueWorks. ValueWorks has informed the Company that it believes that Mr. Zell’s executive and entrepreneurial experience in the financial services and internet industries, extensive experience in sales and marketing, account management, human resources, communications, oversight, auditing and accounting, experience as a seasoned manager, leader and collaborator, as well as corporate firefighter often tasked with solving problems outside of the established work-flow, will provide the Board of Directors and the Company access to an individual with exceptional leadership capabilities and the ability to make substantial contributions to the Company.
Mr. Zell is employed by ValueWorks, LLC, and is compensated on a salary with bonus basis. This arrangement will continue unchanged in the event he is elected to the Board of Directors of the Company.

Because all of the Preferred Director nominees were nominated by the holders of the Preferred Stock without involvement of our Board of Directors, our Board of Directors has no basis to comment on the experience, qualifications, attributes or skills of any of the nominees.

Required Vote

The affirmative vote of the holders of shares of Preferred Stock representing a majority of the total outstanding liquidation preference of the Preferred Stock as of Record Date is required for the election of the Preferred Directors. Therefore, the two nominees that receive the highest number of votes “FOR” (calculated on the basis of the aggregate liquidation preference of such votes), provided that each of these two nominees has also received the affirmative vote of holders of shares of Preferred Stock representing at least a majority of the total outstanding liquidation preference of the Preferred Stock as of Record Date, will be elected as the Preferred Directors. In the event that any of the two of the nominees that receive the highest number of votes “FOR” (calculated on the basis of the aggregate liquidation preference of such votes) is not duly elected because such nominee does not also receive the affirmative vote of holders of shares of Preferred Stock representing at least a majority of the total outstanding liquidation preference of the Preferred Stock as of the

Record Date, the Board of Directors of the Company shall determine in its discretion whether any Preferred Directors will be appointed.

A properly executed proxy marked “ABSTAIN” with respect to the election of one or more of the Preferred Directors nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the election of one or more of the Preferred Directors nominees.

An otherwise properly executed proxy marked “FOR” with respect to the election of more than two (2) Preferred Director nominees will not be voted with respect to any of the nominees, although it will be counted for the purposes of determining the presence of a quorum. Marking a proxy “FOR” with respect to the election of more than two (2) Preferred Director nominees will have the same effect as a vote “AGAINST” the election of all of the Preferred Director nominees.

No Recommendation by our Board of Directors

Our Board of Directors is not making any recommendation with respect to any of the nominees for Preferred Director. If you do not give instructions regarding a vote for any of the Preferred Director nominees, the persons named as proxy holders on the proxy card will not vote with respect to any of the nominees.

BOARD OF DIRECTORS

Board of Directors and Committee Membership

Our affairs are managed by, or are under the direction of, our Board of Directors pursuant to the General Corporations Law of the Commonwealth of Puerto Rico and our certificate of incorporation and bylaws. Our Board of Directors has established four committees consisting of an audit committee, a corporate governance and nominating committee, a compensation committee and a risk policy committee. Members of our Board of Directors are kept informed of our business through discussions with the Chief Executive Officer, the Chief Financial Officer, the internal auditor and with other key members of management, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.

Our Board of Directors is currently composed of six directors who were elected at our annual meeting of shareholders held on June 28, 2011. During 2010, the Board of Directors met twelve (12) times. Each director attended at least seventy-five percent (75%) of the number of all meetings of our Board of Directors and all committees on which such person served during 2010.

While we have not adopted a formal policy regarding attendance at shareholder meetings, all board members are encouraged to attend the annual meeting of shareholders. Except for Mr. Douglas Jacobs and Mr. David King, all other members of our Board of Directors attended our annual meeting of shareholders held on June 28, 2011.

The non-management members of our Board of Directors hold regularly scheduled executive sessions without management present. The non-management directors have appointed James Gilleran to serve as the lead independent director, who presides over these executive sessions. It is anticipated that other non-management members will serve as lead independent director from time to time as determined by the non-management directors.

The following table sets forth as of June 24, 2011, certain information with respect to each of our directors.

Principal Occupation, Business Experience,
Name and Age	Qualifications and other Information	Director Since

Dennis G. Buchert Age 64	President of Whitehall Associates since 2005. Chairman of the Board of Directors of Doral Financial from January 2007 to July 2007. Chief Executive Officer of Crédit Agricole Indosuez (US) from 2003 to 2004; President and Chief Executive Officer of IBJ Whitehall Bank & Trust Company, N.Y. from 1997 to 2002; Executive Vice President of IBJ Schroder Bank & Trust Company, N.Y. from 1994 to 1997.	October 2006
Our Board of Directors believes that Mr. Buchert’s management experience with other financial institutions, including his positions as President and CEO of other financial institutions, provides our Board of Directors and the Company access to an individual with substantial experience in, among other things, corporate governance, retail and institutional banking, audit and finance and management of financial institutions, which have allowed him to make valuable contributions as a Director of the Company.
James E. Gilleran Age 78	Management consultant since May 2007. President and Chief Executive Officer of the Federal Home Loan Bank of Seattle from May 2005 to April 2007. Director of the Office of Thrift Supervision from December 2001 to April 2005. Chairman and CEO of the Bank of San Francisco from October 1994 until December 2000. Superintendent of Banks for the State of California from 1989 to 1994. Member of the Bar in California and Washington, DC. Certified Public Accountant in North Carolina.	December 2007
Our Board of Directors believes that Mr. Gilleran’s management experience with other financial institutions and with federal and state banking regulatory agencies, including his leadership positions in such organizations, provides our Board of Directors and the Company access to an individual with a significant experience in, among other things, regulatory matters, risk management, retail and institutional banking, and corporate governance, which have proven to be of great value to our Board of Directors.
Douglas L. Jacobs Age 63	Self-employed investor since 2003. Executive Vice President and Treasurer for FleetBoston Financial Group from 1995 to 2003. His career began at Citibank in 1972, where he ultimately assumed the position of Division Executive for the Investment Banking Group’s MBS Group. Mr. Jacobs’ other directorships include Fortress Investment Group LLC (a publicly traded company) from 2007 to the present, Clear Channel Outdoor Holdings (a publicly traded company) from 2010 to present, and American General Financial Services (a private company) from 2010 to the present. Previous directorships include ACA Capital Holdings, Inc. (formerly a publicly traded company) from 2004 to 2008 and Global Signal, Inc (formerly a publicly traded company) from 2004 to 2007.	February 2009

Principal Occupation, Business Experience,
Name and Age	Qualifications and other Information	Director Since

Our Board of Directors believes that Mr. Jacobs’ management and directorship experience with other financial institutions and public companies, including his position as Treasurer of FleetBoston Financial Group, provide our Board of Directors and the Company access to an individual with a significant experience in corporate governance, investment and financial reporting matters, accounting matters, risk management, and mortgage banking, which provide him a framework to help our Board of Directors address the complex challenges which financial institutions and public companies such as the Company face.
David E. King Age 52	Senior Managing Director of Culpeper Capital Partners LLC since March 2011. Mr. King served as Senior Managing Director of Irving Place Capital from 2008 to March 2011. Prior to that, Mr. King served as Senior Managing Director of Bear Stearns Merchant Banking from 2001 to 2008.	July 2007
Our Board of Directors believes that Mr. King’s experience in merchant banking and investments in financial and other institutions provides our Board of Directors and the Company access to an individual with a significant experience in, among other things, M&A matters, investment matters, and management of portfolio companies, which have allowed him to make significant contributions to our Board of Directors.
Glen R. Wakeman Age 51	President, Chief Executive Officer and member of the Board of Directors of Doral Financial since August 15, 2006; President of Doral Bank since October 2008; President and Chief Operating Officer of Doral Financial from May 2006 to August 2006; Chief Executive Officer of General Electric Consumer Finance Latin America from 1999 to 2006.	August 2006
Our Board of Directors understands that Mr. Wakeman’s substantial management and leadership experience with financial institutions and within public companies, including almost five years of experience as our President and CEO, provides our Board of Directors and the Company access to an individual with a significant experience in, among other things, governance, risk management, retail and institutional banking and credit related matters and with experience and knowledge in the day-to day operations of the Company.
Gerard L. Smith Age 64	Private consultant since 2006. Mr. Smith served as Managing Director in charge of Bank Mergers and Acquisitions at Credit Suisse from 1998 to 2006. Mr. Smith was one of the three founding members of the Financial Institutions Group at Salomon Brothers from 1976 to 1985. He also served as head of the UBS Bank Group from 1995 to 1998.	June 2008
Our Board of Directors believes that Mr. Smith’s management experience with other financial institutions, including his leadership positions, provides our Board of Directors and the Company access to an individual with a significant experience in, among other things, governance, risk management, and bank M&A issues, which have permitted him to help our Board of Directors to address the complex challenges which financial institutions such as the Company face.

Messrs. Gilleran, Buchert, Jacobs and Wakeman also currently serve on the Board of Directors of Doral Bank PR, the Company’s banking subsidiary in Puerto Rico. Mr. Buchert serves as the Chairman, and Mr. Jacobs also serves as a member of the Board of Directors of Doral Bank FSB, the Company’s federal savings bank with operations in New York and Florida.

There are no arrangements or understandings between us and any person pursuant to which such person has been elected a director, except for Mr. Wakeman’s employment agreement with us. There are no family relationships between any of our directors and any of our executive officers.

The Audit Committee

Under the terms of its charter, the audit committee represents and assists our Board of Directors with the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function, and the preparation of an audit committee report as required by the SEC to be included in our annual Proxy Statement. The audit committee meets at least four times each year, including periodic meetings held separately with management, the internal auditor, and the independent registered public accounting firm. During 2010, the audit committee met nine (9) times. As of June 24, 2011, the audit committee was comprised of Dennis Buchert (chairperson), James Gilleran, Gerard Smith, and Douglas Jacobs.

Our Board of Directors has determined that Dennis Buchert, chairperson of the audit committee, is an “audit committee financial expert” for purposes of the SEC’s rules adopted pursuant to the Sarbanes-Oxley Act of 2002. For a brief description of the relevant experience of the members of the audit committee, please see “Board of Directors and Committee Membership” above.

Our Board of Directors has determined that Dennis Buchert, James Gilleran, Gerard Smith, and Douglas Jacobs are independent members of our Board of Directors and the audit committee in accordance with the independence requirements of the NYSE and Exchange Act Rule 10A-3.

The Corporate Governance and Nominating Committee; Nomination of Directors

Under the terms of its charter, the corporate governance and nominating committee is responsible for assisting our Board of Directors in its oversight of board composition, corporate governance policies and practices, and related matters. During 2010, the corporate governance and nominating committee held three (3) meetings. As of June 24, 2011, the corporate governance and nominating committee was comprised of Gerard Smith (chairperson) and Dennis Buchert.

The corporate governance and nominating committee does not have a specific diversity policy with respect to the director nominees. Rather, the committee considers diversity in broader sense of how a candidate’s viewpoints, experience, skills, background and other demographics could assist our Board of Directors in light of the composition of our Board of Directors at the time.

The corporate governance and nominating committee periodically reviews the appropriate size of our Board of Directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on our Board of Directors. In evaluating and determining whether to recommend a candidate to our Board of Directors, the corporate governance and nominating committee has not adopted any specific minimum requirements for nominees. Instead, it reviews the appropriate skills and characteristics required for members of our Board of Directors in the context of the background of existing members and in light of the perceived needs for the future development of our business, including issues of diversity and experience in different substantive areas, such as banking retail operations, marketing, technology, distribution, real estate and finance. Candidates may come to the attention of the corporate governance and nominating committee from a variety of sources, including current members of our Board of Directors, shareholders, management, and search firms. The corporate governance and nominating committee has sole authority to retain and terminate any search firm used to identify candidates for our Board of Directors, including the sole authority to approve such firm’s fees and other retention terms. The corporate governance and nominating committee also has the authority to retain other professional advisors, when necessary, or appropriate. All candidates are reviewed in the same manner regardless of the source of the recommendation. See “SHAREHOLDER NOMINATIONS FOR THE SPECIAL MEETING” for procedures describing how a holder of Preferred Stock can submit a nomination to our Board of Directors for the Special Meeting.

The Compensation Committee

Under the terms of its charter, the compensation committee is directly responsible for assisting our Board of Directors in its oversight of compensation for our senior management and compensation for the non-management members of our Board of Directors. The compensation committee has the authority to retain and terminate any executive compensation consultants engaged to provide advice to the compensation committee related to its responsibilities to determine Chief Executive Officer and senior executive compensation, including the sole authority to approve such consultant’s fees and other retention terms. The compensation committee also has the authority to retain other professional advisors, when necessary or appropriate. During 2010, the compensation committee held three (3) meetings. As of June 24, 2011, the compensation committee was comprised of David King (chairperson) and Dennis Buchert.

The Risk Policy Committee

Under the terms of its charter, the risk policy committee is directly responsible for assisting our Board of Directors in fulfilling its responsibilities to oversee the Company’s policies to manage interest rate risk, market risk and credit risk as well as to oversee hedging and derivatives activities. During 2010, the risk policy committee met four (4) times. As of June 24, 2011, the risk policy committee was comprised of Douglas Jacobs (chairperson), David King, James Gilleran, and Gerard Smith.

2010 Director Compensation

Director Compensation Policy and Objectives

Our compensation policy is to attract and retain highly qualified members of our Board of Directors with the managing skills required to oversee a publicly listed company and provide them adequate compensation for the achievement of performance that enhances the value of the Company. Remuneration of the members of our Board of Directors is aimed at balancing short-term operational performances with the long-term objective of creating sustainable value and growth.

During 2010, our Board of Directors had the following compensation structure for independent directors (other than those specifically selected by a Designating Member (as defined below)).

One Time Option
Grant
		Upon Joining Board	Grant of
Annual Retainer	Attendance Fees	Stock	Restricted

$50,000(1)	$3,500 per Board of Directors or committee meeting attended, up to $25,000 per year(2)	20,000 shares	2,000 shares

(1)	Chairman of our Board of Directors and the audit committee, risk policy committee and lead independent director are each entitled to an additional $25,000 annual stipend.

(2)	Committee fees are payable for committee meetings held on the same day Board of Directors’ meeting held.

Until the third quarter of 2010 Doral Financial was a “controlled company” within the meaning of NYSE rules because Doral Holdings Delaware, LLC (“Doral Holdings”) beneficially owned more than 50% of the voting power of the Company. Pursuant to a shareholders agreement, which was terminated during the third quarter of 2010, Doral Holdings had the right to designate all nominees for election as directors as long as it beneficially owned a majority of our common stock. Five of the limited partnerships (the “Designating Members”) that invested in the managing partner of Doral Holdings had the ability to exercise Doral Holdings’ right to designate all the nominees for election as directors of Doral Financial. In addition, pursuant to an agreement among the members of Doral Holdings, each of the Designating Members had the right to designate one director for nomination. During the third quarter of 2010, Doral Holdings distributed its shares in Doral Financial to its investors and dissolved. The Company is no longer a controlled company within the meaning of the NYSE rules.

During 2010, five directors, Howard Levkowitz, David King, Frank Baier, Gerard Smith, and Mark Kleinman, were designated by the Designating Members or their respective affiliates, and each of such directors, other than Gerard Smith and Frank Baier, did not receive director fees. In lieu of any director fees that would otherwise be payable to such directors, we had agreed to pay the Designating Member an annual fee of $125,000. In the case of Gerard Smith and Frank Baier, we had agreed to pay directly to Mr. Smith and Mr. Baier each an annual stipend of $125,000, which was the annual fee for Perry Partners International, Inc. and D.E. Shaw, respectively, as the Designating Members that designated Mr. Smith and Mr. Baier to our Board of Directors.

The following table summarizes the principal components of 2010 compensation for our Board of Directors, including current directors and former directors who served during 2010. Our only employee director, Mr. Wakeman, receives no separate compensation for his service as a director and is not included in the table below. The compensation set forth below fully reflects compensation for services performed as a member of our Board of Directors and its committees. No stock options or shares of restricted stock were granted to any of the directors during 2010.

DIRECTOR COMPENSATION FOR 2010

					Change in
					Pension
	Feed				Value and
	Earned	Restricted		Non-Equity	Nonqualified
	or Paid	Stock	Options	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Dennis G. Buchert(1)	$105,000	—	—	—	—	—	$105,000
James E. Gilleran(1)	152,500	—	—	—	—	—	152,500
Douglas Jacobs(1)	164,000	—	—	—	—	—	164,000
David E. King(2)	—	—	—	—	—	—	—
Gerard Smith(3)	125,000	—	—	—	—	—	125,000
Former Directors:
Raymond Quinlan(1)(4)	$138,500	—	—	—	—	—	$138,500
Howard Levkowitz(5)	—	—	—	—	—	—	—
Frank Baier(6)	125,000	—	—	—	—	—	125,000
Mark Kleinman(7)	—	—	—	—	—	—	—

(1)	Includes fees paid for each of the directors’ participation in the boards of directors of subsidiaries of Doral Financial, specifically, Doral Bank- Puerto Rico for Mr. Gilleran, Mr. Jacobs and Mr. Quinlan and Doral Bank, FSB for Mr. Buchert and Mr. Jacobs.

(2)	Affiliated with a Designating Member.

(3)	Independent director designated by a Designating Member.

(4)	The Former Director ceased to be a director effective November 30, 2010.

(5)	The Former Director was designated by a Designating Member and ceased to be a director effective November 12, 2010.

(6)	The Former Director was designated by a Designating Member and ceased to be a director effective July [ • ], 2011.

(7)	The Former Director was designated by a Designating Member and ceased to be a director effective September 3, 2010.

Effective on January 21, 2011, Doral Financial approved an amended compensation policy for its directors (other than those who are part of the Company’s management). The amendments were approved taking into consideration the fact that the Company is no longer a “controlled company” under the applicable NYSE rules. The principal terms of the amended compensation policy for its directors are the following:

(a) Annual retainer of $50,000 for all directors;

(b) Additional annual retainers of (i) $25,000 for each of the lead independent director, the Chairman of the audit committee and the Chairman of the risk policy committee, and (ii) $12,500 for the Chairman of the nominating and corporate governance committee and the Chairman of the compensation committee;

(c) The following meeting attendance fees: (i) $5,000 for each regular Board of Directors meeting with no additional compensation for any committee meetings held on the same date or consecutive dates, provided that the directors have been notified of the meetings to be held on the same date or consecutive dates; (ii) $1,500 for each special Board of Directors meeting or audit committee meeting in teleconference; (iii) $1,000 for each special risk policy committee meeting in teleconference; (iv) $750 for each other committee meetings held in teleconference; and (v) $3,500 for each other on-site special committee or Board of Directors meeting; provided, however, that in the event that the Company has notified the members of our Board of Directors that the special Board of Directors and committee meetings on site are to be held on the same date or consecutive dates, the directors shall receive $5,000 irrespective of the number of meetings; and

(d) A one-time grant of 25,000 restricted shares of the Company’s common stock. The shares of restricted stock to be awarded will be issued pursuant to the terms and conditions of the Company’s 2008 Stock Incentive Plan. The shares of restricted stock will be issued without cost to the recipients, and will vest in installments so long as at the time of vesting the director has been serving continuously as a director of the Company from the date of grant, as follows: fifty percent (50%) of the shares of restricted stock shall vest twelve (12) months after the grant date and the remaining fifty percent (50%) of the shares of restricted stock shall vest twenty-four (24) months after the grant date. In addition, one hundred percent (100%) of the unvested shares of restricted stock shall vest (i) in the event of the death of the director during the vesting term, or (ii) upon the occurrence of a Change in Control (as such term is defined in the Restricted Stock Award Agreements between the Company and each Director).

Board Committee Charters

Current copies of the charters for the audit committee, corporate governance and nominating committee, compensation committee and risk policy committee are available free of charge on our website at htpp://www.doralfinancial.com or upon written request to our Corporate Secretary, at Doral Financial Corporation, 1451 F. D. Roosevelt Avenue, San Juan, Puerto Rico 00920.

Corporate Governance

Corporate Governance Guidelines and Code of Ethics

We have adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics (the Code of Business Conduct is applicable to, among others, our directors and officers, including our Chief Executive Officer, Chief Financial Officer, and Controller) that our Board of Directors believes are the appropriate corporate governance policies and practices for Doral Financial. In addition, we have adopted an Information Disclosure Policy, as well as comprehensive written charters for each of the committees of our Board of Directors and have committed increased resources to our internal audit department. Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics as well as the written charters of committees of our Board of Directors and the Information Disclosure Policy may be found free of charge on our website at www.doralfinancial.com. Doral Financial also intends to disclose on its website any amendments to its Code of Business Conduct and Ethics, or waivers of the Code of Business Conduct and Ethics on behalf of its Chief Executive Officer, Chief Financial Officer, and Controller. A written copy of these documents may be obtained free of charge by requesting them from our General Counsel at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717.

Shareholder Communications

Our Board of Directors has adopted several procedures by which shareholders and employees, as well as other interested parties, can send communications to our Board of Directors or report possible legal or ethical violations. Anyone wishing to report possible legal or ethical violations may do so by mail to 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717 Attention: General Counsel, or through EthicsPoint, a third-party anonymous and confidential reporting website (www.ethicspoint.com) and telephone hotline (1-866-393-6725).

Shareholders and employees, as well as other interested parties, may also direct their communications to our non-management directors as a group to the following address:

Doral Financial Corporation
1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717
Attention: Chairman of the Audit Committee

Board Independence

Currently, our Board of Directors is composed of six directors, and our Board of Directors has affirmatively determined, as discussed more fully below, that four out of the six members of our Board of Directors are independent directors within the meaning of the applicable NYSE listing standards and relevant securities and other laws and regulations regarding the definition of “independent.” The four independent directors are Dennis Buchert, James Gilleran, Gerard Smith, and Douglas Jacobs. Four directors who resigned during 2010 and 2011 were also independent while they served on our Board of Directors.

In determining independence, our Board of Directors has affirmatively determined whether directors have a “material relationship” with us. When assessing the “materiality” of a director’s relationship with us, our Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. If a person or organization affiliated with a director provides to or receives services from us, our Board of Directors considers the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships.

According to the applicable listing standards of the New York Stock Exchange, a director is not independent if: (a) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been at any time within the last three years, an executive officer of the Company; (b) the director has accepted, or has an immediate family member who has accepted, during any twelve-month period within the last three years preceding the determination of independence, more than $120,000 in compensation from the Company, other than director or committee fees, compensation paid to an immediate family member who is a non-executive employee of the Company, compensation for prior service as an interim executive officer (if such interim employment last for less than a year) or benefits under a tax-qualified retirement plan or non-discretionary compensation; (c) (1) the director is a current partner of the Company’s outside auditor, (2) the director has an immediate family member who is a current partner of such firm, or (3) the director or an immediate family member was a partner or employee of such firm who worked on the Company’s audit at any time during any of the past three years; (d) the director or an immediate family member is employed as an executive officer of another company where at any time during the most recent three fiscal years any of the executive officers of the Company serves on the compensation committee of such other entity; or (e) the director is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, a company that makes payments to or receives payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of the other company’s gross revenues.

Our Board of Directors of the Company also adopted a board resolution that implemented the following additional independence standards for directors of the Company: an independent director must (a) not be, or have an immediate family member who is, one of our present or former executive officers (during the preceding five years); (b) not be personally receiving or have an immediate family member who receives more than $60,000 per year in direct compensation from us other than director and committee fees and pension or other forms of deferred compensation for prior service; (c) not be employed, or have an immediate family member employed, as an executive officer of another company where any of our current executive officers serves on that company’s compensation committee; (d) not be employed by or affiliated with or have an immediate family member employed by or affiliated with any of our present or former internal or external auditors within the three previous years; (e) not be or have one’s spouse be an executive officer or director of a non-profit organization that receives annual contributions from us in excess of $75,000; (f) not be a director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to or receives payments from us for property or services in an amount that exceeds the greater of $1 million, or 2% of our or the other person’s consolidated gross revenues; and (g) not own more than 10% of an entity that receives fees for providing accounting, consulting, legal, or investment banking or financial services to us, our subsidiaries and affiliates (i) in excess of the lesser of $5 million or 1% of the gross revenues of such entity or (ii) the receipt of which results in an increase in the compensation received by the director from such entity.

Board Leadership Structure and Risk Oversight

Doral Financial does not have a policy on whether the Chairman of our Board of Directors and Chief Executive Officer (referred to in this sub-section as “CEO”) should be separate or combined. At this time Mr. Wakeman is the Company’s CEO, and our Board of Directors does not presently have a Chairman. The non-management directors have appointed James Gilleran to serve as the lead independent director, who presides over executive sessions of the non-management directors. It is anticipated that other non-management members will serve as lead independent director from time to time as determined by the non-management directors.

Our Board of Directors believes that this leadership structure best serves the interests of the Company and its shareholders at this time because it provides for a clearly defined leadership structure and for increased efficiency and leadership coordination. Because the CEO is also a director, it also allows the CEO to work more closely and collegially with all the members of our Board of Directors to establish the direction of the Company. Our Board of Directors continually evaluates the Company’s leadership structure. If our Board of Directors decides to name a Chairman of our Board of Directors in the future, then at that time it will evaluate whether or not to combine the positions of Chairman of our Board of Directors and CEO.

Our Board of Directors has a significant role in the risk oversight of the Company. Our Board of Directors considers effective risk management a fundamental part of good management practice and is committed to maintaining sound risk management systems. As mentioned above, our Board of Directors has a risk policy committee that is directly responsible for assisting our Board of Directors in fulfilling its responsibilities of overseeing the Company’s policies to manage interest rate risk, market risk and credit risk as well as overseeing hedging and derivatives activities. The risk policy committee also regularly participates in the review and approval of the Company’s allowance for loan losses. In order to carry out its responsibilities, the risk policy committee meets with management to assess the major risks of the Company. After its meetings, the risk policy committee reports to our Board of Directors in full.

As mentioned above, the audit committee represents and assists our Board of Directors with the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function, and the preparation of an audit committee report as required by the SEC to be included in our annual Proxy Statement. The audit committee reviews reports from management, independent auditors, internal auditors, compliance personnel, legal counsel, regulators and other outside consultants, as considered appropriate, that include risks that the Company faces and the Company’s risk management function. In connection with the oversight of internal controls over financial reporting, management keeps the audit committee informed of any significant deficiencies and material weaknesses, which are also reported to the full Board of Directors. The audit committee also meets with management periodically to discuss risk related matters. After its meetings the audit committee reports to our Board of Directors in full.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or was during 2010 an officer or employee of Doral Financial, was formerly an officer of Doral Financial or had any relationship requiring disclosure by us under the SEC rules requiring disclosure of certain relationships and related party transactions. Since January 1, 2010, none of the executive officers of Doral Financial has served as a director or compensation committee member of another entity, one of whose executive officers served as a compensation committee member of Doral Financial, and none of the executive officers of Doral Financial has served as a compensation committee member of another entity, one of whose executive officers served as a director of Doral Financial.

Indemnification of Directors

We have obtained directors’ and officers’ liability insurance for our directors and officers. Our Restated Certificate of Incorporation, as amended, contains a provision that exempts directors from personal liability for monetary damages to us or our shareholders for violations of the duty of care, to the fullest extent permitted by the Puerto Rico General Corporations Law. We have also agreed to indemnify directors and officers for certain liabilities to the fullest extent permitted by Puerto Rico law.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Doral Financial under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Doral Financial specifically incorporates this Report of the Audit Committee by reference therein.

The audit committee of our Board of Directors operates under a written charter, which was last reviewed by our Board of Directors on March 22, 2011. The complete text of the charter, as amended and restated, which reflects the standards set forth in SEC regulations and NYSE listed company manual, is available through the Corporate Governance page of our website at www.doralfinancial.com and will be provided to shareholders free of charge upon written request.

The role of the audit committee is to assist our Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the charter, the Company’s management is responsible for the preparation, presentation and integrity of the financial statements of the Company, and for the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting. The audit committee’s responsibility is to monitor and oversee these processes and procedures. The audit committee also reviews with management and PricewaterhouseCoopers LLP management’s assessment of the Company’s internal control over financial reporting and provides oversight to management during the process. In addition, the audit committee provides oversight and reviews with management the Company’s completed, current and planned initiatives to remediate material weaknesses in the Company’s internal control over financial reporting. In performing its functions, the audit committee meets in periodic executive sessions with management, the internal auditors and the independent registered public accounting firm.

In the performance of its oversight function, the audit committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The audit committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Finally, the audit committee has discussed with the independent registered public accounting firm matters related to such firm’s independence, has received the written disclosures and the letter from such firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has considered whether any other non- audit services provided by the independent registered public accounting firm are compatible with maintaining such firm’s independence.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm.

Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that the Company’s independent registered public accounting firm is in fact “independent.”

Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to our Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

Members of the Audit Committee

Dennis Buchert (Chairman)
Frank Baier
James Gilleran
Douglas Jacobs
Gerard Smith

Dated: March 22, 2011

Certain Relationships and Related Transactions

In connection with the recapitalization transaction in 2007, we entered into an advisory services agreement with Bear Stearns Merchant Manager III, (Cayman), L.P., which was at that time an affiliate of Bear Stearns Merchant Banking. Irving Place Capital (the “Advisor”) is the successor to Bear Stearns Merchant Banking. Pursuant to the agreement, the Advisor will provide certain financial and administrative services to us in exchange for an annual fee and the reimbursement of out-of-pocket expenses. The agreement has a term of five years. The annual fee (payable in advance on August 1 of each year, except for the fee in respect of the first twelve-month period which was payable at the closing of the recapitalization) for the first twelve-month period from July 1, 2007 to June 30, 2008 was $1.5 million, and will increase by $500,000 during each twelve-month period thereafter. Notwithstanding the foregoing, the fee for the last three twelve-month periods is capped at an amount equal to three percent of the Company’s consolidated pre-tax income for the preceding twelve-month period. The agreement may be terminated by the Company at any time upon 60 days’ prior notice. In the event of early termination, the Company would be required to pay the Advisor all fees that would otherwise be payable under the agreement through the earlier of (x) the fifth anniversary of the date of the agreement and (y) the second anniversary of termination.

During 2010, we paid $125,000 to partnerships affiliated with each of Perry Capital LLC, Tennenbaum Capital Partners, LLC and Marathon Asset Management, LLC, in lieu of payment of directors’ fees to those individuals who were designated by them to serve on our Board of Directors.

During 2010, we also reimbursed the reasonable out-of-pocket expenses of Doral Holdings, its parent company and the general partner of its parent company, to the extent related to its investment in Doral Financial, including but not limited to reasonable and documented legal and accounting expenses, regulatory compliance costs, the costs of insurance, all partner reporting and other administrative expenses. During 2010, the Company assumed $0.6 million of professional services expense related to Doral Holdings.

During 2010, Professional Integrated Services, a company that is co-owned by the spouse of Lesbia Blanco, a former Executive Vice President, rendered property inspection services to us and received fees of $1.9 million. Professional Integrated Services had been providing property inspection services to us since 2000, well before Ms. Blanco joined Doral Financial, and we believe that all transactions with Professional Integrated Services were entered into in the ordinary course of business on substantially the same terms and conditions as those for comparable transactions with unrelated parties.

Doral Bank PR and Doral Bank, FSB have had, and expect to have in the future, banking transactions in the ordinary course of business with directors and executive officers of Doral Financial as well as their affiliated entities. All extensions of credit to any of these persons and their related entities by Doral Bank PR or Doral Bank, FSB have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Doral Bank PR or Doral Bank FSB, as applicable. Management believes that such extensions of credit do not involve more than the normal risk of collectability or present other unfavorable features.

Pursuant and subject to our bylaws, we are reimbursing the reasonable legal expenses of our former officers and directors with respect to the lawsuits and other legal proceedings initiated in connection with the restatement of our financial statements, in advance of their final disposition.

We have not adopted a written policy with respect to the review, approval or ratification of related person transactions. In practice, our policies and procedures to monitor and disclose related person transactions have included:

•	The requirement of prior approval of loans to directors, officers, and immediate family members thereof in accordance with the requirements of Regulation O of the Federal Reserve Board and the approval of certain transactions between our bank subsidiaries and their non-bank affiliates in accordance with the requirements of Regulation W of the Federal Reserve Board,

•	The adoption of a Code of Business Ethics and Conduct, which governs potential conflicts of interest, and

•	The use of annual questionnaires requiring directors and executive officers to report related person transactions to us.

We recognize that transactions with related persons present a heightened risk of actual or perceived conflicts of interest or improper valuation. However, in certain instances, such transactions may be in, or may not be inconsistent with, the best interests of Doral Financial and our shareholders.

Executive Officers

The following table sets forth the name, age and principal position of each of our current executive officers. There are no arrangements or understandings with us pursuant to which any of these executive officers was selected as an officer, except for their respective employment agreements with us. None of the executive officers shown below is related to any other director or executive officer of Doral Financial by blood, marriage or adoption.

Name	Age	Position

Glen R. Wakeman	51	President, Chief Executive Officer and Director of Doral Financial Corporation and Doral Bank
Robert E. Wahlman	55	Executive Vice President and Chief Financial and Investment Officer, Director of Doral Bank
Enrique R. Ubarri	39	Executive Vice President and General Counsel, Director of Doral Bank
Christopher Poulton	39	Executive Vice President and Chief Business Development Officer
Laura Vázquez	52	Senior Vice President, Controller and Principal Accounting Officer
Luis Alejandro-Narvaez	49	Senior Vice President, Chief Internal Auditor

See table under “Board of Directors and Committee Membership” for the business experience of Glen R. Wakeman.

Robert E. Wahlman was appointed Executive Vice President and Chief Financial and Investment Officer in March 2009. Previously he served from June 2007 to February 2009 as U.S. Bank Group, Chief Financial Officer of Merrill Lynch & Co. Mr. Wahlman also served as Chief Financial Officer of Merrill Lynch Bank USA from June 2005 to June 2007 and prior to that appointment, he served as Chief Financial Officer of Merrill Lynch Bank and Trust from June 2003 to June 2005. From January 2001 to June 2003, Mr. Wahlman worked as Controller of U.S. Bank Group for Merrill Lynch and Co. Before Merrill Lynch & Co., Mr. Wahlman was with CIGNA Corporation as Controller and Chief Accounting Officer of CIGNA’s four life insurance subsidiaries from September 1998 to January 2001. Mr. Wahlman holds a Bachelor of Arts (BA) in Economics and History and a Master of Business Administration (MBA) with a concentration in Finance from the University of Arkansas. He is a Certified Public Accountant.

Enrique R. Ubarri, Esq. was appointed Executive Vice President and General Counsel in October 2006. Previously he was employed as Vice President and General Counsel of Triple-S Management Corporation from September 2005 to September 2006; and Senior Vice President, General Counsel and Director of Compliance of Santander BanCorp from October 2000 to September 2005. Mr. Ubarri received a Bachelor of Arts (BA) from Boston University with a concentration in Political Science; a Juris Doctor (JD) from the Interamerican University of Puerto Rico; a Master of Laws (LLM) from the Georgetown University Law Center with a concentration in Securities and Financial Regulation; a Master of Laws from the Boston University School of Law, Morin Center for Banking and Financial Law with a concentration in American Banking; and a Master of Business Administration (MBA) from the Wallace E. Carroll School of Management at Boston College with a concentration in Management of Financial Institutions.

Christopher C. Poulton was appointed Executive Vice President and Chief Business Development Officer on June 1, 2007. Previously he was employed in various positions at GE Money (formerly known as GE Consumer Finance) from 1993 to May 2007 including Vice President — Business Development. Mr. Poulton holds a Bachelor of Business Administration (BBA) in Finance and Marketing from the Southern Methodist University and a Master of Business Administration (MBA) from the University of Chicago Booth School of Business.

Luis Alejandro-Narvaez, was appointed as Senior Vice President & Chief Internal Auditor in February 2007. Prior to his employment with Doral Financial, he was employed with Oriental Financial Group for 17 years and his last position was Senior Vice President and General Auditor from 2004 to 2007. He also worked 5 years in the audit division of Ernst & Young. Mr. Alejandro graduated from the University of Puerto Rico with a Bachelor’s Degree in Business Administration and majored in Accounting. He is also a Certified Public Accountant (CPA) and a Certified Information Systems Auditor (CISA).

Laura Vázquez was appointed as Senior Vice President, Controller and Principal Accounting Officer in August 2007. Previously she was employed as Controller of Santander BanCorp from 1989 to 2007. Prior to joining Santander BanCorp, Ms. Vázquez worked for Arthur Andersen & Co. as Senior Auditor. Ms. Vázquez holds a Bachelor’s Degree in Economics from Boston University and a Master’s Degree in Professional Accounting from the University of Miami. Ms. Vázquez is a Certified Public Accountant (CPA) and a member of the American Institute of Certified Public Accountants and the Puerto Rico Society of Certified Public Accountants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. In addition, officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for the late filing of the Initial Statements of Beneficial Ownership of Securities on Form 3 for Gerard Smith.

Executive Compensation

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

On July 19, 2007, Doral Holdings, a newly formed entity in which Irving Capital Partners (previously Bear Stearns Merchant Banking) and other investors, including funds managed by Marathon Asset Management, Perry Capital, the D.E. Shaw Group and Tennenbaum Capital Partners, purchased 90% of our then outstanding common stock. This transaction is sometimes referred to by us as the “recapitalization”.

Following the recapitalization, our policy has been to honor the employment agreements existing prior to the recapitalization with the Chief Executive Officer and other named executive officers. All of these agreements had been approved by the compensation committee prior to the recapitalization. Following the recapitalization, we have also reviewed and revised our compensation program with the goal of better aligning executive compensation with our business objectives and financial performance. Specifically, the philosophy behind our compensation program is to:

•	Support an environment that rewards performance with respect to our goals, as set forth in our business plan;

•	Integrate incentive compensation program with our short and long-term strategic plans;

•	Attract and retain key executives critical to our long-term success; and

•	Align the interests of executives with the long-term interests of shareholders through equity based awards that can result in ownership of stock.

Establishing Compensation

Our Board of Directors has delegated authority to its compensation committee with respect to the Company’s overall compensation policy, including the authority to establish the annual salary and incentive compensation targets, including cash bonuses and share-based awards, for the President and Chief Executive Officer and Chief Financial Officer, approval of the compensation structure for our other named executive officers, and review of the Chief Executive Officer’s recommendations with respect to executive officer compensation.

Twice each year the Chief Executive Officer evaluates the performance of our other named executive officers against their established goals and objectives. Annually, the Chief Executive Officer uses the results of these evaluations to determine the compensation packages to be recommended for approval by the compensation committee, to the extent not covered by existing employment agreements. The compensation committee meets annually to evaluate the performance of the executive officers, and to approve executive compensation packages and share-based incentive compensation. Compensation matters regarding the Chief Executive Officer are dealt with by the compensation committee in executive session. The Chief Executive Officer may request a session with the compensation committee at an interim date to review the compensation package of an executive officer in the event of unforeseen organizational or responsibility changes, including new hires that occur during the year.

In determining compensation components and levels, the compensation committee considers the scope of the executive’s responsibility, our overall performance, the executive’s overall performance, the cash, equity and total compensation paid by competitors to employees in comparable positions, career risk in joining us and, commencing in 2009, the executive officer’s income potential resulting from common stock acquired and stock options and shares of restricted stock granted.

Compensation Components

Our executive officer compensation includes both short-term and long-term components. Short-term compensation consists of an executive officer’s annual base salary and eligibility for annual cash bonuses contingent upon the achievement of specific company and personal objectives. Starting in 2009, long-term compensation may include grants of stock options, restricted stock or other share-based incentives established by the compensation committee. The components of executive compensation are explained in more detail below:

Annual Base Salary

The compensation committee annually reviews the base salaries of our executive officers and approves adjustments, as appropriate, based on the factors discussed above as well as recommendations made by the Chief Executive Officer. For 2010, the base salary for our Chief Executive Officer and each of our other named executive officers, except for the Chief Financial Officer, were established by employment agreements approved by the compensation committee prior to the recapitalization. The compensation committee approved the compensation package provided to the Chief Financial Officer when he was appointed on March 25, 2009.

As discussed above, among the factors considered by the compensation committee in establishing base salaries for our executive officers other than our Chief Executive Officer is the level of salaries paid by competitors, principally publicly traded financial institutions located in Puerto Rico. For more information on the determination of the base salary of our Chief Executive Officer see “Chief Executive Officer” below. These companies consist of:

Popular, Inc.	Oriental Financial Group, Inc.
Santander BanCorp	First Bancorp

The data from the above companies group is obtained from publicly available data, primarily proxy statements and annual and other reports filed with the SEC. We use this data only as a point of reference to put into perspective the level of compensation and mix of compensation components which we feel is appropriate for our named executive officers. On the basis of this information, we understand that our base salaries are generally at the higher range of the competitive set. We believe the differences are justified because of the quality of our senior management and the career risk of joining the Company at a time when we still face several challenges.

Short-Term Incentive Compensation — Annual Cash Bonuses

All of our named executive officers (as well as other eligible key employees) are eligible to receive annual cash bonuses. Annual cash bonuses are designed to align the executive’s performance with our business plan by rewarding the achievement of specific financial and business objectives. For 2010, for our named executive officers other than the Chief Executive Officer, these objectives were based on the rankings of the divisions or business units under the direct supervision of that executive. Higher or lower amounts are available to be paid based on the relative performance with the goal of rewarding higher performance, provided that in all cases the overall annual budget is not exceeded. The annual bonus budget for our named executive officers as a group other than the Chief Executive Officer is determined by the compensation committee in consultation with the Chief Executive Officer and is based on a percentage of the aggregate base salaries of such individuals. For 2010, the percentage was 54%.

The evaluation and determination of the annual bonus for the Chief Executive Officer is made by the compensation committee in executive session.

The individual performance of the Chief Executive Officer for 2010 was determined by the compensation committee based on its evaluation of Mr. Wakeman’s leading Doral Financial’s turnaround efforts and the management of Doral Financial during the assisted transaction process that occurred in Puerto Rico during 2010. The compensation committee determined that Mr. Wakeman would receive a cash bonus of $500,000 and 909,091 restricted stock units.

The performance evaluation for each of the other named executive officers was based on a ranking from 1 to 3 of the specific business unit or division under the direct supervision of the executive officer. The goal was to reward those executive officers whose business unit performed best during the year. The rankings were determined by the Chief Executive Officer and approved by the compensation committee. The factors used to determine the rankings of the specific business units or divisions were based largely on the financial performance of the Company as well as objectives and goals that protect the financial soundness of the Company. These objectives and goals vary depending on our named executive officer’s particular responsibilities. For 2010, the following were our primary objectives and goals:

•	Enhancing Controls and Procedures. Determined by measuring the elimination of significant deficiencies in the Company’s accounting and reporting function; maintaining and enhancing the Company’s internal controls over financial reporting; the elimination of outstanding regulatory actions; and improving the Company’s disclosure controls and procedures. These items are evaluated and tracked by the Company’s Compliance Review Board.

•	Reduction of Non-Performing Assets. Determined by measuring the reduction or elimination of non-performing assets and non-performing loans.

•	Enhancing Business Unit Net Income. Determined by measuring net income improvements (excluding non-core and one-time events) for the business unit or division.

•	Capital Utilization. Determined by measuring the preservation of capital and improvements to the return on capital.

Set forth below are the rankings for 2010 of the specific business units or division under the direct supervision of each of our named executive officers other than Mr. Wakeman. The other named executive officer, Laura Vázquez, is not included in the ranking because she reports directly to Mr. Robert Wahlman.

Named Executive Officer	Division	Ranking

Christopher Poulton	Corporate Development	1
Robert Wahlman	Finance & Investment	2
Enrique Ubarri	Legal & Compliance	3

The Chief Executive Officer used his discretion in allocating the 2010 bonuses to our named executive officers (other than the Chief Executive Officer) based on the rankings of the specific business units or division. As set forth in the table below, no named executive officer, other than the Chief Financial Officer, received a cash bonus that was higher than the minimum percentage of his target bonus percentage range (based on our named executive officer’s 2010 base salary). As set forth below, our named executive officers overseeing business units or divisions that were less successful in achieving the identified objectives and goals received lower percentage bonus payments.

The table below sets forth the target levels, minimum bonuses and other related bonus information for the Chief Executive Officer and the other named executive officers for 2010.

						Actual Cash Bonus
		Target Bonus				(Percentage
Named		(Percentage of 2010	Minimum Bonus	Restricted	Actual Cash	of 2010
Executive Officer	Base Salary	Base Salary)	(Per contract)	Stock Units(1)	Bonus Paid	Base Salary)

Glen R. Wakeman	$1,000,000	150% to 200%	N/A	909,091	$500,600	50%
Robert Wahlman	450,000	65%	N/A	89,091	200,600	45%
Christopher C. Poulton	400,000	60% to 200%	N/A	97,273	213,600	53%
Enrique R. Ubarri	400,000	60% to 200%	N/A	72,728	160,600	40%
Laura Vázquez	300,000	25%	N/A	—	21,600	7%
Former Officers
Lesbia Blanco	400,000	60 to 200%	N/A	—	600	0.1%
Paul Makowski	400,000	60 to 100%	N/A	—	600	0.1%

(1)	Amount reported is the actual amount of restricted units granted to each named executive officer in April 2011 and not the dollar value of the restricted shares. 100% of the restricted shares will vest twelve (12) calendar months after April 11, 2011, provided that the named executive officer’s employment has not ended before the vesting date subject to any employment agreement between the named executive officer and Doral Financial.

Long-Term Compensation — Cash Retention Bonuses

In addition to the annual cash bonuses discussed above, in June 2010, our Board of Directors and the compensation committee approved the grant of a one-time retention cash bonus to certain of our named executive officers and other executive officers (the “Participating Executives”) pursuant to a retention bonus letter with each Participating Executive (each, a “Retention Bonus Letter”) in exchange for such Participating Executive’s agreement to remain employed with the Company through June 25, 2013. In the event that a Participating Executive’s employment with the Company is terminated prior to the earlier of June 25, 2013 or the occurrence of a Change in Control (as defined in the Retention Bonus Letter) for any reason other than (i) his or her death; (ii) termination by the Company without Cause (as defined in the Retention Bonus Letter); or (iii) termination by him or her for Good Reason (as defined in the Retention Bonus Letter), such Participating Executive must repay a percentage of the retention cash bonus received so that he or she retains approximately 1/6 of the retention cash bonus received for each 6-month period following June 25, 2010 that he or she is employed with the Company. Furthermore, a Participating Executive may receive an additional lump sum payment from the Company to cover any excise tax imposed on such Participating Executive in connection with a Change in Control if this excise tax benefit is not covered by another agreement between the Company and such Participating Executive.

The table below sets forth the amount of retention cash bonus granted to each of the named executive officers in June 2010.

Participating Executive	Retention Cash Bonus

Glen R. Wakeman	$1,000,000
Robert Wahlman	750,000
Christopher C. Poulton	500,000
Enrique R. Ubarri	500,000
Laura Vázquez	250,000

Long-Term Compensation — Equity Based Awards

The third principal component in our total compensation program for our senior executives (i.e., salary, bonus and equity) is the award of stock options and other awards based on the value of our common stock, such as restricted stock and restricted stock units.

During the 2008 annual meeting our shareholders approved the 2008 Stock Incentive Plan (the “Stock Plan”) which provides the framework to support our long-term executive compensation program. The Stock Plan replaced the existing Omnibus Incentive Plan and authorizes grants of stock options and stock appreciation rights as well as other equity based awards such as restricted stock and restricted stock units.

Grants of stock options and restricted stock are designed to directly align a portion of compensation for senior executive officers and other key employees with shareholders’ interest and the compensation committee understands that they will serve as our principal element of long-term compensation. The compensation committee currently anticipates that a portion of awards under the Stock Plan designed to address long-term compensation goals will include time-based vesting provisions designed to promote retention goals. The compensation committee may also consider awarding stock options and restricted stock with performance-based vesting provisions, which are designed to provide an incentive to achieve specific business objectives. To the extent advisable and consistent with its compensation and retention needs, the compensation committee may grant awards of restricted stock with both time-based and performance-based vesting provisions.

Stock option and/or restricted stock awards generally may be granted annually to executives and other key employees. All of our named executive officers (as well as other eligible key employees based on salary grade) participate under the Stock Plan. The size and type of awards will be determined by the compensation committee based upon, among other factors, shares available for grant under the Stock Plan, the executive officer’s position in Doral Financial, his or her contributions to our objectives and total compensation. Larger equity awards will be made to more senior executives so that a larger portion of their total potential compensation will be variable and will increase upon the creation of shareholder value.

Factors that may be considered in deciding which form the equity awards will take (i.e., stock options or restricted stock) may include, among others, our stock price at the time the award is granted, the degree to which the awards are intended to provide a retention incentive and the impact on “overhang” (i.e., the dilutive effect on our common stock).

Grants of stock options and restricted stock will not specifically be timed to be made before major announcements or earnings releases. Grants of equity awards as a result of new-hires or promotions generally are made at the next compensation committee meeting following such events. There are generally no differences in the timing of equity grants for our named executive officers, compared with other eligible employees.

Stock options and other equity-based awards made under the Stock Plan will provide that in the event of a change of control, as defined in the Stock Plan, all such grants shall be immediately vested.

In June 2010, our Board of Directors and the compensation committee approved the grant of restricted shares of our common stock under the Stock Plan to each Participating Executive pursuant to an award agreement with such Participating Executive (each, an “Award Agreement”). The restricted shares granted are to be vested in installments as follows: 33 1/3% of the restricted shares granted will vest 12 calendar months after the grant date, an additional 33 1/3% of the restricted shares granted will vest 24 calendar months after the grant date and the remaining 33 1/3% will vest 36 calendar months after the grant date. 100% of the restricted shares will vest immediately upon (i) a Participating Executive’s death; (ii) the termination of a Participating Executive’s employment with the Company by the Company without Cause (as defined in the Award Agreement); (iii) the termination of a Participating Executive’s employment with the Company by such Participating Executive for Good Reason (as defined in the Award Agreement); or (iv) the occurrence of any Change in Control (as defined in the Award Agreement). Upon the vesting of any restricted shares granted, the Company will pay a Participating Executive a gross-up payment equal to the federal, state and local income taxes imposed on such restricted shares vested and such gross-up payment. Furthermore, a Participating Executive may receive an additional lump sum payment from the Company to cover any excise tax imposed on such Participating Executive in connection with a Change in Control except that in the case of the Chief Executive Officer, the Chief Executive Officer will receive this tax benefit only if this tax benefit on excise tax is not covered by another agreement between the Company and the Chief Executive Officer.

The table below sets forth the number of restricted shares granted to each of the named executive officers in June 2010.

Number of Restricted
Participating Executive	Shares Granted

Glen R. Wakeman	1,000,000
Robert Wahlman	750,000
Christopher C. Poulton	375,000
Enrique R. Ubarri	375,000
Laura Vázquez	250,000

Stock Ownership Guidelines

While we have not adopted stock ownership guidelines for our directors and senior executive officers, we recognize that such guidelines may be an important tool to better align the interests of directors and executive officers with those of our shareholders. As such, we will continue to evaluate from time to time whether the adoption of stock ownership guidelines is appropriate and whether they should be adopted.

Retirement and Other Fringe Benefits

All of Doral Financial’s employees (and those of its affiliates) in Puerto Rico and on the mainland United States are eligible to participate in the Puerto Rico and United States Retirement and Incentive Savings Plans (the “Puerto Rico Plan” and the “United States Plan”, respectively and together, the “Retirement and Savings Plans”), respectively, upon compliance with the applicable participation requirements.

Under the Retirement and Savings Plans, our employees who are at least 18 years of age and have completed one year of employment with Doral Financial, including our named executive officers, are able to contribute a portion of their annual compensation on a pre-tax basis up to the applicable legal limits for 2010, Puerto Rico is $9,000 and United States is $16,500. The Puerto Rico Plan matches 50% of the employee contributions (100% of employee contributions in the case of employees whose yearly basic compensation does not exceed $30,000) up to 3% of basic compensation with a cap of $4,000 (as these terms are defined in the Puerto Rico Plan. Also employees are able to contribute after tax from 1% to 10% of base salary up to $10,000 per year. In addition, employees over 50 years old may contribute to up an additional $1,000 per year. The United States plan matches 50% of the employee contribution up to 5% of included compensation (as these terms are defined in the United States plan) up to a maximum of $245,000. All employee contributions to the Retirement and Savings Plans are fully vested upon contribution. Matching contributions from Doral Financial are 100% vested after five years.

We also provide our active employees, including our named executive officers, with health care, life insurance and disability benefits.

Perquisites

We provide our named executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our compensation program. Our named executive officers are generally provided with a car allowance. In addition, in connection with the recruiting of our senior management team prior to the recapitalization, we agreed to reimburse our senior executive officers for relocation expenses and certain temporary living expenses in Puerto Rico, as well as commissions, fees and closing costs relating to the sale of their primary residence and fees and expenses associated with the purchase of a home in Puerto Rico, including mortgage points and other closing costs, and any U.S. federal, Puerto Rico and other taxes payable by the executive officers on any of the foregoing. In certain cases, we also agreed to pay reasonable legal fees and expenses incurred by our named executive officers in connection with the negotiation and documentation of their respective employment agreements, subject to a cap.

Pursuant to Mr. Wakeman’s employment agreement, he is provided with the use of a company automobile and driver. Mr. Wakeman is also reimbursed for reasonable expenses associated with one club membership in Puerto Rico.

Tax Consideration of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that compensation paid to a corporation’s chief executive officer or its four other most highly compensated executive officers may not be deducted for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by shareholders. Because, as a Puerto Rico corporation, we are not required to pay federal income taxes except on any income related to the conduct of a trade or business in the United States, Section 162(m) should not limit the tax deductions available to us for executive compensation in the near future.

For Puerto Rico income tax purposes, compensation paid to our executive officers may be deducted so long as it is considered an ordinary and necessary expense. It is the compensation committee’s intention that all compensation paid to our executive officers be fully deductible by us for Puerto Rico income tax purposes. While unlikely, in certain instances the compensation committee may approve compensation that will not be deductible for Puerto Rico income tax purposes to ensure competitive levels of compensation for our executive officers.

Chief Executive Officer

We entered into an employment agreement with our Chief Executive Officer in May 2006. Mr. Wakeman’s employment agreement and compensation package were negotiated on an arms-length basis by the compensation committee. The compensation committee was assisted by Frederic W. Cook & Co., Inc., a leading executive compensation consulting firm. Mr. Wakeman’s employment agreement had an initial term of four years, with automatic one-year extensions (unless either party provides a notice of termination at least 180 days prior to the then-current expiration date). With the assistance of our outside consultants, we developed a total compensation package for Mr. Wakeman designed to provide a level of compensation that accurately reflected Mr. Wakeman’s competence and experience and his ability to have an immediate impact in his role as Chief Executive Officer, in light of our business and strategic goals. In developing Mr. Wakeman’s compensation package, we took into consideration Mr. Wakeman’s strong leadership background and record of building multi-product, consumer financial services businesses, as well as Mr. Wakeman’s significant international experience. We also took into consideration the compensation levels of similarly situated executives and the risks inherent to leaving an established career at one of the world’s best-known employers.

The principal terms of Mr. Wakeman’s compensation package include:

•	an annual base salary of $1.0 million;

•	contractually guaranteed cash bonuses of $1.5 million for each of the first two years of employment;

•	target opportunity of 150% of base salary and maximum bonus opportunity of 200% of target opportunity for subsequent years of employment;

•	a grant of 10,000 restricted stock units, which vested in full in July 2007 in connection with our recapitalization transaction;

•	stock options, vesting annually over four years, to purchase an aggregate of 20,000 shares of our common stock at the market price on Mr. Wakeman’s first day of employment, which were forfeited in connection with the recapitalization transaction; and

•	reimbursement of reasonable expenses associated with one club membership in Puerto Rico.

Pursuant to his employment agreement, Mr. Wakeman was also entitled to receive $6.0 million payable in sixteen quarterly installments of $375,000 (adjusted for investment results) for as long as he is employed by us, from monies deposited by us with an escrow agent. This amount was designed to compensate Mr. Wakeman for the loss of substantial pension opportunities with his prior employer, the General Electric Company, and to serve as an additional inducement for Mr. Wakeman to assume the career risks associated with accepting his current position at Doral Financial.

On August 1, 2007, the compensation committee authorized the payment to Mr. Wakeman of the $4.8 million remaining in an escrow account maintained on behalf of Mr. Wakeman, pursuant to the terms of his employment agreement. The total payments paid to Mr. Wakeman from the escrow fund during 2007 were $5.1 million.

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Doral Financial under the Securities Act or the Exchange Act, except to the extent Doral Financial specifically incorporates this Compensation Committee Report by reference therein.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Doral Financial’s management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

David King (Chairman)
Dennis Buchert
Frank Baier

Dated: April 28, 2011

Summary Compensation Table

The following table sets forth the compensation paid or earned by each of our named executive officers for the years ended December 31, 2010, 2009 and 2008.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)	($)(5)	($)

Glen R. Wakeman	2010	$1,038,463	$600	$479,500	$—	$672,000	$—	$117,035	$2,307,598
Chief Executive Officer &	2009	1,000,000	600	—	—	1,500,000	—	192,650	2,693,250
President- Doral Bank	2008	1,000,000	600	—	—	1,500,000	—	200,044	2,700,644
Christopher C. Poulton	2010	400,000	—	179,813	—	299,000	—	—	878,813
Executive Vice President-	2009	400,000	—	—	—	300,000	—	54,000	754,000
Chief Business Development	2008	400,000	—	—	—	240,000	—	30,000	670,000
Officer
Enrique R. Ubarri	2010	415,387	600	179,813	—	246,000	—	18,692	860,492
Executive Vice President-	2009	400,000	600	—	—	240,000	—	18,000	658,600
General Counsel	2008	400,000	600	—	—	240,000	—	18,000	658,600
Robert E. Wahlman(6)	2010	467,308	600	359,625	—	329,000	—	54,692	1,211,225
Executive Vice President and	2009	337,500	150,600	—	—	350,000	—	49,500	887,600
Chief Financial Officer
Laura Vázquez	2010	311,540	600	119,875	—	64,000	—	7,851	503,866
Senior Vice President,	2009	300,001	600	—	—	35,000	—	7,560	343,161
Controller and	2008	300,001	600	—	—	30,000	—	7,560	338,161
Principal Accounting Officer
Former Executive Officer
Lesbia Blanco	2010	381,206	600	—	—	—	—	1,416,300	1,798,106
Executive Vice President	2009	400,000	600	—	—	270,000	—	18,000	688,600
and Chief Talent and	2008	400,000	600	—	—	240,000	—	22,794	663,394
Administration Officer
Paul Makowski	2010	403,371	600	—	—	—	—	941,615	1,345,586
Executive Vice President-	2009	400,000	600	—	—	50,000	—	18,000	468,600
Chief Risk Officer	2008	400,000	600	—	—	50,000		42,000	492,600

(1)	Salaries for 2010 reflect the amounts of 27 biweekly payments that occurred during 2010 to employees of Doral Financial.

(2)	Bonuses paid to each of our named executive officers’ include $600 during 2010, 2009 and 2008 of statutory Christmas Bonus.

(3)	The amount of restricted stock included as stock awards in the compensation table above corresponds to the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2010. The restricted stock granted will vest in installments so long as at the time of vesting the employee has been continuously employed by the Company from the date of grant, as follows: 33% will vest 12 calendar months after the grant date, an additional 33% will vest 24 calendar months after the grant date, and the remaining 33% will vest 36 calendar months after the grant date. Notwithstanding the foregoing, 100% of the restricted stock will vest (i) upon the occurrence of a change of control of the Company; (ii) if the Company’s terminates the employee’s employment without cause or the employee terminates his or her employment for good reason (as defined in the agreement); or (iii) upon such employee’s death.

(4)	Includes the annual performance bonus for 2010, 2009, and 2008. For 2010, this amount also includes the amount of the cash retention bonus part of the long-term compensation, which was granted to named executive officers as part of the retention program on June 25, 2010. In the event that the named executive officer’s employment with the Company is terminated prior to the earlier of June 25, 2013 or the occurrence of a Change in Control for any reason other than (i) his or her death; (ii) termination by the Company without Cause or (iii) termination by him or her for Good Reason, such named executive officer must repay a percentage of the retention cash bonus so that he or she retains approximately 1/6 of the retention cash bonus received for each 6-month period following June 25, 2010 that he or she is employed with the Company. For the year ended December 31, 2010, 17.2% of the cash portion of the retention bonus paid during 2010 was considered earned and reported accordingly as part of the compensation table above.

(5)	These amounts set forth in the table below represent additional compensation paid by Doral Financial to our named executive officers. These amounts for 2010, 2009 and 2008 consisted of the following items:

	Mr. Wakeman	Mr. Poulton	Mr. Ubarri	Mr. Wahlman	Ms. Vázquez	Ms. Blanco	Mr. Makowski

Car allowance or transportation($)
2010	$117,035	—	18,692	18,692	7,851	15,300	16,615
2009	157,550	—	18,000	13,500	7,560	18,000	18,000
2008	172,924	—	18,000	—	7,560	18,000	18,000
Rent($)
2010	—	—	—	36,000	—	—	—
2009	—	54,000	—	36,000	—	—	—
2008	—	30,000	—	—	—	—	24,000
Club Membership($)
2010	—	—	—	—	—	—	—
2009	35,100	—	—	—	—	—	—
2008	—	—	—	—	—	—	—
Other(7)
2010	—	—	—	—	—	1,401,000	925,000
2009	—	—	—	—	—	—	—
2008	27,120	—	—	—	—	4,794	—

(6)	Mr. Wahlman was appointed as Executive Vice President and Chief Financial and Investment Officer in March 2009. Mr. Wahlman’s base salary for 2009 was prorated based on an annual salary of $350,000.

(7)	For 2010, other compensation includes the severance payments made to Ms. Blanco and Mr. Makowski.

Grants of Plan-Based Awards Table

The following table sets forth certain information for plan-based awards granted to each of our named executive officers for the year ended December 31, 2010. Ms. Blanco and Mr. Makowski did not receive any plan-based award during the year ended December 31, 2010 and are not included in the following table.

								All Other
								Stock	All Other
								Awards:	Option	Exercise	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts			Number of	Awards:	or Base	Fair Value
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Shares of	Number of	Price of	of Stock
		Awards			Awards			Stock or	Securities	Option	and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Underlying	Awards	Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(1)	Options (#)	($/Sh)	Awards(2)

Glen R. Wakeman	June 25, 2010	—	—	—	—	—	—	1,000,000	—	—	$2,740,000
Robert E. Wahlman	June 25, 2010	—	—	—	—	—	—	750,000	—	—	2,055,000
Christopher Poulton	June 25, 2010	—	—	—	—	—	—	375,000	—	—	1,027,500
Enrique Ubarri	June 25, 2010	—	—	—	—	—	—	375,000	—	—	1,027,500
Laura Vázquez	June 25, 2010	—	—	—	—	—	—	250,000	—	—	685,000

(1)	The shares presented in this column for each of our named executive officers represent the restricted shares granted to each such named executive officer in June 2010 in connection with the Company’s retention program. Please refer to “Long-Tem Compensation — Equity Based Award” under the Compensation Discussion and Analysis section above.

(2)	The amounts presented above represent the aggregate grant date fair value of the restricted shares granted computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see Note 35 to the consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding unexercised equity award as of December 31, 2010 for each of our named executive officers. Ms. Blanco and Mr. Makowski did not have any unexercised equity ward as of December 31, 2010 and are not included in the following table.

	Option Awards					Stock Awards
Equity Incentive
Plan Awards:
			Equity					Equity	Marked or
			Incentive					Incentive Plan	Payout
			Plan					Awards:	Value of
		Number of	Awards:			Number	Market	Number of	Unearned
	Number of	Securities	Number of			of Shares	Value of	Unearned	Shares,
	Securities	Underlying	Securities			or Units	Shares or	Shares, Units	Units or
	Underlying	Unexercised	Underlying			of Stocks	Units of	or Other	Other Rights
	Unexercised	Options	Unexercised	Option	Option	That Have	Stocks That	Rights that	that Have
	Options (#)	(#)	Unearned	Exercise	Expiration	Not Vested	Have Not	Have Not	Not Vested
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	(#)(1)	Vested ($)(2)	Vested	($)

Glen R. Wakeman	—	—	—	—	—	1,000,000	$1,380,000	—	—
Robert E. Wahlman	—	—	—	—	—	750,000	1,035,000	—	—
Christopher Poulton	—	—	—	—	—	375,000	517,500	—	—
Enrique Ubarri	—	—	—	—	—	375,000	517,500	—	—
Laura Vázquez	—	—	—	—	—	250,000	345,000	—	—

(1)	The shares presented in this column for each of our named executive officers represent the restricted shares granted to each such named executive officer in June 2010. These restricted shares will vest in installments as long as at the time of vesting, the named executive officer has been continuously employed by the Company from the date of grant, as follows: 33 1/3% will vest 12 calendar months after the grant date, an additional 33 1/3% will vest 24 calendar months after the grant date, and the remaining 33 1/3% will vest 36 calendar months after the grant date. Notwithstanding the foregoing, 100% of the restricted shares will vest under certain circumstances as described in “Long-Tem Compensation — Equity Based Award” under the Compensation Discussion and Analysis section above.

(2)	The value of the restricted shares shown in the table was calculated using the closing price of our common stock of $1.38 on December 31, 2010.

Potential Payments Upon Termination or Change in Control

Some executive officers have entered into employment agreements with us, many of which contain change of control provisions.

Each of the employment agreements with Messrs. Glen Wakeman, Christopher C. Poulton, Robert Wahlman, and Enrique R. Ubarri provides that in the event during the employment period, we terminate the executive’s employment “Without Cause” (as defined under the agreements) or the executive terminates his or her employment for Good Reason (see below), in both cases upon or within two (2) years immediately following a change in control, we must pay or provide to the executive the following amounts and benefits:

•	an amount equal to the executive’s unpaid annual base salary for services through the date of termination;

•	(a) an amount equal to three times the sum of annual base salary plus target bonus in the case of Mr. Wakeman, (b) an amount equal to one time the sum of annual base salary and bonus during the preceding year in the case of Mr. Wahlman, and (c) for the other executives, an amount equal to two times the sum of annual base salary and bonus during the preceding year.

•	continued participation until the third anniversary for Mr. Wakeman and second anniversary in the case of the other executives of the date of termination in all company medical and dental coverage in which the executive and his eligible dependents were participating immediately prior to the date of termination;

•	as long as the executive uses such services prior to the first anniversary of the date of termination, up to $20,000 in the case of Mr. Wakeman ($25,000 in the case of the other executives) in outplacement services; and

•	payment of other amounts, entitlements or benefits, if any, in accordance with the applicable plans, programs, arrangements or other agreements of Doral Financial.

In addition, following a change of control occurring on or after the second anniversary of Mr. Wakeman’s commencement of employment, if any payment or benefit that is due to Mr. Wakeman from Doral Financial is subject to excise tax under Section 4999 of the Code (the “golden parachute tax”), he is entitled a full tax “gross-up” unless the total value of all such payments and benefits (as measured for golden parachute tax purposes) exceeds the taxable threshold by ten percent or less, in which event the payments and benefits shall instead be reduced so as to fall below the taxable threshold.

Any of Messrs. Wakeman, Poulton, Wahlman, and Ubarri, will have “Good Reason” to terminate his employment if there is:

•	a reduction in the executive’s then-current annual base salary or target bonus opportunity;

•	a material diminution in the executive’s positions, duties or authorities in his current position, including, without limitation, removing him from such positions; provided, that Good Reason shall also exist if at any time following a change in control involving an entity of smaller or similar size to Doral Financial (measured on the basis of assets), the executive does not hold the positions set forth above at the ultimate parent entity resulting from such change in control;

•	a change in the reporting structure requiring the executive to report to someone other than our Board of Directors, in the case of Mr. Wakeman, and the Chief Executive Officer or our Board of Directors, in the case of the other executives;

•	in the case of Mr. Wakeman, failure to elect or reelect the executive as a member of our Board of Directors;

•	other than in the case of Mr. Wakeman, the executive officer’s principal work location is moved more than twenty-five (25) miles from San Juan, Puerto Rico; or

•	the failure of any successor to all or substantially all of Doral Financial’s assets to assume the executive’s employment agreement, whether in writing or by operation of law.

Mr. Wakeman and the other named executive officers are also entitled to certain termination payments if they are terminated by us Without Cause or they resign for Good Reason in circumstances that do not involve a change in control. The amounts shown in the following tables reflect only the additional payments or benefits that a named executive officer would have received upon the occurrence of the respective triggering events listed below as if they occurred on December 31, 2010. These amounts do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

Potential Payments to Glen Wakeman upon the Occurrence of Certain Events

		Termination by
	Termination by	the Company
	the Company	with cause or
	without cause or	Resignation	Termination upon	Termination by
	Resignation for	without good	Change in	reason of Death
	good reason	reason	Control	or Disability

Components of Compensation(1)
Severance (base salary + bonus)	$5,000,000 (2)	—	$7,500,000	—
Medical and Dental Benefits	10,000		10,000	—
Restricted Stock Units(3)	1,380,000		1,380,000	1,380,000
Restricted Stock Units(4)	1,009,092		1,009,092	1,009,092
Other(5)	20,000	—	20,000	—

Potential Payments to Christopher C. Poulton upon the Occurrence of Certain Events

		Termination by
	Termination by	the Company
	the Company	with cause or
	without cause or	Resignation	Termination upon	Termination by
	Resignation for	without good	Change in	reason of Death
	good reason	reason	Control	or Disability

Components of Compensation(1)
Severance (base salary + bonus)	$1,440,000	—	$1,440,000	$1,440,000
Medical and Dental Benefits	10,000		10,000	—
Restricted Stock Units(3)	517,500		517,500	517,500
Other(5)	25,000	—	25,000	—

Potential Payments to Enrique R. Ubarri upon the Occurrence of Certain Events

		Termination by
	Termination by	the Company
	the Company	with cause or
	without cause or	Resignation	Termination upon	Termination by
	Resignation for	without good	Change in	reason of Death
	good reason	reason	Control	or Disability

Components of Compensation(1)
Severance (base salary + bonus)	$1,310,774	—	$1,310,774	$1,310,774
Medical and Dental Benefits	10,000			—
Restricted Stock Units(3)	517,500		517,500	517,500
Other(5)	25,000	—	25,000	—

Potential Payments to Robert Wahlman upon the Occurrence of Certain Events

		Termination by
	Termination by	the Company
	the Company	with cause or
	without cause or	Resignation	Termination upon	Termination by
	Resignation for	without good	Change in	reason of Death
	good reason	reason	Control	or Disability

Components of Compensation(1)
Severance (base salary + bonus)	$1,520,616	—	$1,520,616	—
Medical and Dental Benefits	10,000		10,000	—
Restricted Stock Units(3)	1,035,000		1,035,000	1,035,000
Other(5)	25,000	—	25,000	—

Potential Payments to Laura Vázquez upon the Occurrence of Certain Events

		Termination by
	Termination by	the Company
	the Company	with cause or
	without cause or	Resignation	Termination upon	Termination by
	Resignation for	without good	Change in	reason of Death
	good reason	reason	Control	or Disability

Components of Compensation(1)
Severance (base salary + bonus)	— (7)	—	— (7)	$1,310,774
Medical and Dental Benefits	—			—
Restricted Stock Units(3)			—	517,500
Other(5)	$345,000	—	$345,000	$345,000

(1)	If it is determined that any payment, distribution, benefit or other entitlement provided by the Doral Financial to Mr. Wakeman on or after the second anniversary of his commencement date with the Company would be subject to the excise tax or any related interest or penalties as described in the employment agreement, then Mr. Wakeman would be entitled to receive an additional payment (a “Gross-Up Payment”) so that Mr. Wakeman retains an amount of the Gross-Up Payment equal to the Excise Tax and related interests or penalties imposed upon the payment, distribution or benefit subject to the terms described in the employment agreement. Such payment shall not become effective until the second anniversary of the Commencement Date and shall only apply if there is a Change in Control of the Company on or after such date.

(2)	This reflects the total amount due payable monthly in equal installments for a period of 24 months.

(3)	This reflects the total amount due payable for the restricted stock units granted during June 2010 as part of the retention program.

(4)	This reflects the total amount due payable for the restricted stock units granted during 2011 as part of the 2010 bonus.

(5)	This includes a $25,000 in outplacement services as long as the executive uses such services prior to the first anniversary of the date of termination. For Mr. Wakeman, the outplacement services amount is $20,000.

(6)	In the event that there is a termination by Company without cause or resignation for good reason, a termination upon change in control or termination by reason of death or disability takes place prior to the full vesting of the restricted shares granted as part of the 2010 bonus, the Severance Payment for Messrs. Poulton, Ubarri and Wahlman has been calculated based on the amount of cash that they would have received in the event that the bonus would have been paid all in cash.

(7)	The payment for Ms. Vázquez will be calculated based on Puerto Rico Law 80 of May 30, 1976 which states that An employee with less than five years of employment with the employer must receive a severance payment equal to two months of salary plus an additional one week of salary for each year of employment. An employee with more than five years, but less than fifteen years of employment must receive a severance payment equal to three months of salary plus an additional two weeks of salary for each year of employment. An employee with more than fifteen years of service must receive a severance payment equal to six months of salary plus an additional three weeks of salary for each year employment.

Ms. Lesbia Blanco resigned as our Executive Vice President, Chief Talent and Administration Officer effective on October 19, 2010. Doral Financial and Ms. Blanco entered into a Resignation and Release Agreement in connection with such resignation. In consideration for her release under the Resignation, Transition and Release Agreement, Ms. Blanco received a total amount of $1,400,000. Mr. Paul Makowski resigned as our Executive Vice President, Chief Risk Officer effective on November 12, 2010. Doral Financial and Mr. Makowski entered into a Resignation and Release Agreement in connection with such resignation. In consideration for his release under the Resignation, Transition and Release Agreement, Mr. Makowski received a total amount of $925,000.

INTERNET AVAILABILITY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of the Preferred Stockholders to be held on August [ • ], 2011: This proxy statement, the forms of proxy cards, the notice of the Special Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 are available at http://bnymellon.mobular.net/bnymellon/DRL.

SHAREHOLDER NOMINATIONS FOR THE SPECIAL MEETING

With respect to nominations to be included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act, Doral Financial’s bylaws require a shareholder wishing to make a nomination before a special meeting of shareholders to notify our Corporate Secretary in writing, which notice (containing certain information specified in the bylaws about the shareholder and the proposed action) shall be received by our Corporate Secretary not less than the close of the fifteenth day following the day on which notice of the special meeting is first mailed to shareholders or public disclosure of the date of the special meeting was made, whichever occurs first. For the Special Meeting, this means shareholders wishing to present nominations for Preferred Director or other proposals for consideration under these provisions of our bylaws must submit their nominations or proposals so that they are received at our principal executive offices not later than 15 days following the day on which public disclosure of the date of the special meeting was made. In addition, any shareholder who wishes to submit a nomination for Preferred Directors must deliver written notice of the nomination within this time period and comply with certain additional information requirements in the bylaws relating to shareholder nominations.

You can obtain a copy of Doral Financial’s bylaws by writing to our Corporate Secretary at the address set forth on the cover page of this proxy statement.

The above Notice of Special Meeting and Proxy Statement are sent by order of our Board of Directors of Doral Financial Corporation.

Enrique R. Ubarri
Secretary

Dated: July [ • ], 2011

**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

**We encourage you to take advantage of Internet or telephone voting.**
**Both are available 24 hours a day, 7 days a week.**

# Doral Financial

**INTERNET**
**http://www.proxyvoting.com/drl**

**OR**

**TELEPHONE**
**1-866-540-5760**

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

WO#
02520

**▼ FOLD AND DETACH HERE ▼**

Please mark your votes as indicated in this example ☒

**1. ELECTION OF TWO DIRECTORS**

| Nominees: | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 01 David Basner | ☐ | ☐ | ☐ |
| 02 Eileen Bermingham | ☐ | ☐ | ☐ |
| 03 Gregory T. Hradsky | ☐ | ☐ | ☐ |
| 04 Charles Lemonides | ☐ | ☐ | ☐ |
| 05 Lloyd Sems | ☐ | ☐ | ☐ |
| 06 Steven Zell | ☐ | ☐ | ☐ |

Mark Here for Address Change or Comments SEE REVERSE ☐

**NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.**

Signature ______________________ Signature ______________________ Date __________

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage Both you are avail to take ableadvantage 24 hours a ofday, Internet 7 days or a telephone week. votin g. Internet and telephone voting is available through 11:59 PM Eastern Time th e day prior to the shareholder meeting date. NTERNET http://www.proxyvoting.com/drl Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. Doral Financial OR TELEPHONE 1-866-540-5760 Use any touch-tone tele phone to vote your proxy. Have your proxy card in hand when you cal . If you vote your proxy by In ternet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and re turn it in th e enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named pro xies to vote your shares in the same manner as if you marked, signed and returned your proxy card. WO# 02520 FOLD AND DETACH HERE If no direction is given, this proxy will not be voted “FOR” or “AGAINST” any of th e nominees. The Board of Dir ectors is not making any recommendation with re spect to any of th e nominees for Preferred Director. ind Please ica ted mark in thi your s example votes as X 1. ELECTION OF TWO DIRECTORS FOR AG AINST ABSTAIN Nomin ees: 01 David Basner 02 Eileen Bermingham 03 Gregory T. Hradsky 04 Charl es Lemonides 05 Lloyd Sems 06 Steven Zell Mark Here fo r Addre ss Change or Comments SEE REVER SE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administr ator, tr ustee or guardian. Please gi ve fu ll title as such. Signature Signature Date

Access your Doral Financial Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Doral Financial Corporation, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

**Monday-Friday Eastern Time**

**Investor ServiceDirect®**

**Available 24 hours per day, 7 days per week**

**TOLL FREE NUMBER: 1-800-370-1163**

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

▼ **FOLD AND DETACH HERE** ▼

# Doral Financial Corporation

**1451 F.D. Roosevelt Ave.**

**San Juan, Puerto Rico 00920-2717**

**PROXY**

The undersigned holder of Preferred Stock of Doral Financial Corporation (the "Corporation") hereby authorizes and appoints Dennis Buchert, Glen R. Wakeman and Enrique R. Ubarri, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of the Corporation to be held at the London Hotel, Hyde Room, 151 West 54th Street, New York, New York beginning at 8:00 a.m. EST, on Wednesday, August 3, 2011 and any adjournment or postponement of said meeting and thereat to vote and act with respect to all the shares of Preferred Stock of Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof. The Corporation at present has no knowledge of any other business that may be brought before the meeting, or that any nominee will become unavailable for election.

Receipt of the Notice of Special Meeting and the related Proxy Statement is hereby acknowledged.

| **Address Change/Comments** (Mark the corresponding box on the reverse side) |
| --- |
| |

*(Continues and to be signed on other side)*

WO#
02520

You can now access your Doral Financial Corporation account online. Access your Doral Financia l Corporation account online via In vestor ServiceDirect® (I SD). BNY Mel on Shareowner Services, the transfer agent for Doral Financial Corporation, now makes it easy and convenient to get current in formation on your sharehold er account. • View account status • View payment history for dividends • View certif icate history • Make address changes • View book-entry informatio n • Obtain a duplicate 1099 tax form Visit us on the web at www.b nymellon.com/shareowner/equityaccess For Technic al Assistance Call 1-877-978-7778 between 9am-7pm Monday-Frid ay Eastern Tim e In vestor ServiceDirect® Avail able 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM fo r fa st, easy and secure 24/7 online access to your fu ture proxy materials, investment plan statements, tax documents and more. Simply lo g on to Investor ServiceDir ect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions wil prompt you th rough enrollment. Important notic e regarding the avail abili ty of proxy materials for the Special Meeting of Preferred Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http:/ /bnymello n.mobular.net/bnymel on/drl FOLD AND DETACH HERE Doral Financial Corporation 1451 F.D. Roosevelt Ave. San Juan, Puerto Rico 00920-2717 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF PREFERRED STOCKHOLDERS The undersigned holder of Preferred Stock of Doral Financial Corporation (t he “Corporation”) hereby authorizes and appoints Dennis Buchert, Glen R. Wakeman and Enrique R. Ubarri, or any one or more of th em, as proxies with fu ll power of substitution in each, to re present the undersigned at th e Special Meeting of Shareholders of the Corporation to be held at th e London Hotel, Hyde Room, 151 West 54th Street, New York, New York beginning at 8:00 a.m. EST, on Wednesday, August 3, 2011 and any adjournment or postponement of said meeting and thereat to vote and act with respect to all the shares of Preferred Stock of Corporation th at th e undersigned would be entitled to vote if th en personally present in accordance with th e in structions li sted on the reverse hereof. Such proxies may vote in th eir discretion upon such other business as may properly be brought before th e meeting or any adjournment or postponement thereof. The Corporation at present has no knowledge of any other business th at may be brought before th e meeting, or that any nominee will become unavailable fo r election. Receipt of the Notice of Special Meeting and the re lated Proxy Statement is hereby acknowledged. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Preferred Stockholders to be held on August 3, 2011: The proxy card, the proxy statement, the notice of Special Meeting and the Corporation’s Annual report on Form 10-K fo r the year ended December 31, 2010 are available at http://bnymellon.mobular.net/bnymellon/DRL. Address Change/Comments (M ark the corresponding box on the re verse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (C ontinues and to be signed on other side) WO# 025 20